                                                                  EXECUTION COPY

                                   ----------

                            ASSET PURCHASE AGREEMENT

                                   ----------

                                      Among

                              NEWPAGE CORPORATION,

                             CHILLICOTHE PAPER INC.

                                       and

                            P. H. GLATFELTER COMPANY

                          Dated as of February 21, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms.....................................     1
SECTION 1.02.  Definitions...............................................    13
SECTION 1.03.  Interpretation and Rules of Construction..................    15

                                    ARTICLE II

                                 PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale of Purchased Assets.....................    16
SECTION 2.02.  Assumption and Exclusion of Liabilities...................    19
SECTION 2.03.  Purchase Price; Allocation of Purchase Price..............    21
SECTION 2.04.  Closing...................................................    22
SECTION 2.05.  Closing Deliveries by the Seller..........................    22
SECTION 2.06.  Closing Deliveries by the Purchaser.......................    23
SECTION 2.07.  Adjustment of Purchase Price..............................    23

                                    ARTICLE III

                          REPRESENTATIONS AND WARRANTIES
                             OF THE SELLER AND PARENT

SECTION 3.01.  Organization, Authority and Qualification.................    26
SECTION 3.02.  No Conflict...............................................    27
SECTION 3.03.  Governmental Consents and Approvals.......................    27
SECTION 3.04.  Financial Information; Books and Records..................    28
SECTION 3.05.  Absence of Undisclosed Liabilities........................    28
SECTION 3.06.  Receivables...............................................    28
SECTION 3.07.  Inventories...............................................    29
SECTION 3.08.  Conduct in the Ordinary Course; Absence of Certain
               Changes, Events and Conditions............................    29
SECTION 3.09.  Litigation................................................    31
SECTION 3.10.  Compliance with Laws......................................    31
SECTION 3.11.  Environmental Matters.....................................    32
SECTION 3.12.  Material Contracts........................................    32
SECTION 3.13.  Intellectual Property.....................................    34
SECTION 3.14.  Real Property.............................................    35
SECTION 3.15.  Tangible Personal Property................................    37
SECTION 3.16.  Assets....................................................    37
SECTION 3.17.  Customers.................................................    38

SECTION 3.18.  Suppliers.................................................    38
SECTION 3.19.  Employee Benefit Matters..................................    38
SECTION 3.20.  Labor Matters.............................................    40
SECTION 3.21.  Key Employees.............................................    41
SECTION 3.22.  Taxes.....................................................    41
SECTION 3.23.  Insurance.................................................    42
SECTION 3.24.  Brokers...................................................    42
SECTION 3.25.  Licenses and Permits......................................    42

                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES
                                 OF THE PURCHASER

SECTION 4.01.  Organization and Authority of the Purchaser...............    42
SECTION 4.02.  No Conflict...............................................    43
SECTION 4.03.  Governmental Consents and Approvals.......................    43
SECTION 4.04.  Financing.................................................    43
SECTION 4.05.  Litigation................................................    43
SECTION 4.06.  Brokers...................................................    44
SECTION 4.07.  Knowledge of Breach.......................................    44
SECTION 4.08.  Disclaimer of Warranties..................................    44

                                     ARTICLE V

                               ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing..................    44
SECTION 5.02.  Access to Information.....................................    45
SECTION 5.03.  Confidentiality...........................................    46
SECTION 5.04.  Regulatory and Other Authorizations; Notices and
               Consents..................................................    47
SECTION 5.05.  Notice of Developments....................................    48
SECTION 5.06.  Non-Competition...........................................    48
SECTION 5.07.  Excluded Liabilities; Assumed Liabilities.................    50
SECTION 5.08.  Tax Cooperation and Exchange of Information; Other Tax
               Matters...................................................    50
SECTION 5.09.  Conveyance Taxes..........................................    51
SECTION 5.10.  Further Action............................................    51
SECTION 5.11.  Risk of Loss..............................................    51
SECTION 5.12.  Proration; Certain Charges and Taxes......................    52
SECTION 5.13.  Compliance with Environmental Transfer Statutes...........    53
SECTION 5.14.  Historical Off-Site Environmental Liabilities
               Limitations...............................................    53
SECTION 5.15.  Environmental Reports.....................................    53
SECTION 5.16.  Provision of Business Records to the Purchaser............    53
SECTION 5.17.  Use of Intellectual Property..............................    54
SECTION 5.18.  Intracompany Arrangements.................................    55
SECTION 5.19.  Preparation of Stand-Alone Financial Statements...........    55
SECTION 5.20.  Title Insurance; Objections...............................    56

SECTION 5.21.  Coated Converting Agreement...............................    58
SECTION 5.22.  Letter of Credit..........................................    58

                                    ARTICLE VI

                                 EMPLOYEE MATTERS

SECTION 6.01.  Offer of Employment.......................................    60
SECTION 6.02.  Post Closing Benefits.....................................    60
SECTION 6.03.  Transition to New Health Plans; Past Service Credit.......    60
SECTION 6.04.  Hourly Pension Plan.......................................    61
SECTION 6.05.  Certain Other Employee-Related Costs......................    63
SECTION 6.06.  Existing Welfare Benefit Plans; Retiree Medical Benefits..    63
SECTION 6.07.  Collective Bargaining Agreements..........................    63
SECTION 6.08.  Cooperation With Respect to Certain Pre-Closing Retained
               Liabilities...............................................    63

                                    ARTICLE VII

                               CONDITIONS TO CLOSING

SECTION 7.01.  Conditions to Obligations of the Seller and Parent........    64
SECTION 7.02.  Conditions to Obligations of the Purchaser................    64

                                   ARTICLE VIII

                                  INDEMNIFICATION

SECTION 8.01.  Survival of Representations and Warranties................    66
SECTION 8.02.  Indemnification by the Seller and Parent..................    67
SECTION 8.03.  Indemnification by the Purchaser..........................    69
SECTION 8.04.  Limits on Indemnification.................................    69
SECTION 8.05.  Notice of Loss; Third Party Claims........................    70
SECTION 8.06.  Tax Treatment.............................................    71
SECTION 8.07.  Limitations and Procedures Applicable to Indemnification
               for Historical Environmental Liabilities..................    71
SECTION 8.08.  Procedures for Allocation of Responsibility for Straddle
               Environmental Liabilities.................................    73
SECTION 8.09.  Procedures Applicable to Indemnification by the Purchaser
               for Reserved Pre-Closing Environmental Liabilities and
               Post-Closing Environmental Liabilities....................    76

                                    ARTICLE IX

                                    TERMINATION

SECTION 9.01.  Termination...............................................    77
SECTION 9.02.  Effect of Termination.....................................    77

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Expenses..................................................    77
SECTION 10.02. Notices...................................................    78
SECTION 10.03. Public Announcements......................................    78
SECTION 10.04. Severability..............................................    79
SECTION 10.05. Entire Agreement..........................................    79
SECTION 10.06. Assignment................................................    79
SECTION 10.07. Amendment.................................................    79
SECTION 10.08. Waiver....................................................    79
SECTION 10.09. Joint and Several Liability...............................    80
SECTION 10.10. No Third Party Beneficiaries..............................    80
SECTION 10.11. Specific Performance......................................    80
SECTION 10.12. Governing Law.............................................    80
SECTION 10.13. Waiver of Jury Trial......................................    80
SECTION 10.14. Counterparts..............................................    81

EXHIBITS
--------
1.01(a)(i)    Form of Assignment of Intellectual Property
1.01(a)(ii)   Form of Assignment of Intellectual Property
1.01(b)       Form of Assignment of Lease
1.01(c)       Form of Assumption Agreement
1.01(d)       Form of Bill of Sale and Assignment
1.01(e)       Form of Deed
1.01(f)       Form of Transition Services Agreement
5.17(a)       Form of Temporary Trademark License Agreement
5.17(b)       Form of Technology License Agreement
5.17(c)       Form of Technology License-Back Agreement
5.17(d)       Form of Technology Sub-License Agreement
5.21          Term Sheet for Coated Converting Agreement
5.22          Form of Letter of Credit
6.01          Transferred Employees
7.02(e)       Consents

DISCLOSURE SCHEDULE

The Disclosure Schedule shall include the following Sections:

1.01(a)        Licensed-Back Intellectual Property
1.01(b)        Licensed Business Intellectual Property
1.01(c)        Licensed Carbonless Paper Business Intellectual Property
1.01(d)        Mead Licensed Carbonless Paper Business Intellectual Property
1.01(e)        Owned Business Intellectual Property
1.01(f)        Owned Carbonless Paper Business Intellectual Property
1.01(g)        Working Capital
2.01(a)(xv)    Collective Bargaining Agreements
2.01(b)(ix)    Excluded Intellectual Property
2.01(b)(xii)   Excluded Intercompany Receivables and Payables
3.02           No Conflict
3.03           Governmental Consents and Approvals
3.04(a)(i)     Unaudited Financial Statements
3.05           Absence of Undisclosed Liabilities
3.06           Receivables
3.07(a)        Inventories
3.07(b)        Inventories
3.08(a)        Conduct in the Ordinary Course; Absence of Certain Changes, Events and
               Conditions
3.08(b)        Conduct in the Ordinary Course; Absence of Certain Changes, Events and
               Conditions
3.09           Litigation
3.10(a)        Compliance with Laws
3.10(b)        Governmental Orders
3.11           Environmental Matters
3.12(a)        Material Contracts
3.12(a)(ii)    Material Purchase Orders
3.12(b)        Material Contracts
3.12(f)        Material Contracts
3.12(g)        Material Contracts
3.12(h)        Material Contracts
3.12(i)        Material Contracts
3.13(a)        Intellectual Property
3.13(b)        Intellectual Property
3.13(c)        Intellectual Property
3.13(d)        Intellectual Property
3.14(a)        Owned Real Property
3.14(b)        Leased Real Property
3.14(c)        Real Property
3.14(d)        Real Property
3.14(e)        Transferred Real Property
3.15(b)        Tangible Personal Property
3.16(a)        Assets

3.16(c)         Assets
3.17            Customers
3.18            Suppliers
3.19(a)         Employee Benefit Matters
3.20            Labor Matters
3.21            Key Employees
3.22(l)         Taxes
3.22(m)         Taxes
3.25            Licenses and Permits
5.01(a)         Conduct of Business Prior to the Closing
5.01(b)         Conduct of Business Prior to the Closing
5.04(f)         Guarantees
5.06(c)         Non-Competition with Non-Carbonless Paper Business Customers
5.20(b)(viii)   Title Insurance
6.04(d)         Assumptions and Methodologies for Calculation of Transfer Amount
8.02(g)         Historical On-Site Environmental Liabilities
8.02(i)         Straddle Environmental Liabilities
8.08(g)         Straddle Environmental Liabilities

          ASSET PURCHASE AGREEMENT, dated as of February 21, 2006, among NewPage Corporation, a Delaware corporation ("Parent"), Chillicothe Paper Inc., a Delaware corporation and a wholly-owned and direct subsidiary of Parent (the "Seller"), and P. H. Glatfelter Company, a Pennsylvania corporation (the "Purchaser").

          WHEREAS, the Seller is engaged in the business of manufacturing, marketing and distribution of carbonless papers at the Operating Sites and the use or sale of products derived therefrom (the "Carbonless Paper Business");

          WHEREAS, the Seller is also engaged in the business of manufacturing, marketing and distribution of coated and uncoated papers at the Operating Sites and the use or sale of products derived therefrom, which Parent also engages in at other sites (as conducted by the Seller at the Operating Sites, the "Non-Carbonless Paper Business," and together with the Carbonless Paper Business, the "Business"); and

          WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including all right, title and interest of the Seller in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller, Parent and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Asset Purchase Agreement between the parties hereto (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of
Section 10.07.

          "Ancillary Agreements" means the Bill of Sale, the Deeds, each Assignment of Lease, the Assignments of Intellectual Property, the Technology License Agreement, the Temporary Trademark License Agreement, the Technology License-Back Agreement, the Technology Sub-License Agreement, the Transition Services Agreement, the Coated Converting Agreement and the Assumption Agreement.

          "Assignments of Intellectual Property" means the Assignments of Intellectual Property to be executed by the Seller and the Purchaser at the Closing, substantially in the form of Exhibits 1.01(a)(i) and (ii).

          "Assignment of Lease" means the Assignment of Lease to be executed by the Seller and the Purchaser at the Closing with respect to each parcel of Leased Real Property listed on Section 3.14(b) of the Disclosure Schedule, substantially in the form of Exhibit 1.01(b).

          "Assumption Agreement" means the Assumption Agreement to be executed by the Seller and the Purchaser at the Closing, substantially in the form of
Exhibit 1.01(c).

          "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(d).

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

          "Business Intellectual Property" means the Owned Business Intellectual Property and the Licensed Business Intellectual Property.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.

          "Carbonless Paper Business Intellectual Property" means the Owned Carbonless Paper Business Intellectual Property and the Licensed Carbonless Paper Business Intellectual Property.

          "Carbonless Paper Business IP Agreements" means (a) licenses of Licensed Carbonless Paper Business Intellectual Property (excluding licenses pursuant to which the licensor is MeadWestvaco) and (b) the Laser License Agreement.

          "Chillicothe Services Agreement" means the Chillicothe Services Agreement, effective as of April 30, 2005, between MW Custom Papers, LLC, a Delaware limited liability company, and the Seller.

          "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

          "Closing Date" means the date on which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

          "Computer Software" means computer software programs, in source code or object code form, including operating systems and specifications, utilities, graphical user interfaces, software engines, platforms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation.

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

          "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, realty or real property transfer or gains and similar Taxes, but does not include any Income Taxes.

          "Deeds" means the deeds to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(e), in order to convey to the Purchaser each parcel of Owned Real Property.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

          "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or otherwise), charge, lease, license, encumbrance, easement, restrictive covenant, condition or any other restriction, which restriction is set forth in recorded documents.

          "Environment" means any surface water, groundwater, land surface, subsurface strata, sediment, plant or animal life, natural resources, air and soil.

          "Environmental Annex" means the Environmental Annex, dated as of May 2, 2005, by and between MW Custom Papers, LLC, a Delaware limited liability company, and the Seller.

          "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, notice of liability, request for information sent pursuant to Section 104(e) of CERCLA or any equivalent section of a state statute that is analogous to CERCLA, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any Person involving (a) violations of Environmental Laws, (b) exposure to Hazardous Materials, (c) the handling of Hazardous Materials or (d) Releases of Hazardous Materials from, on or under (i) any Real Property or other assets or properties used in the Business, (ii) any adjoining properties or businesses or (iii) any facilities which received Hazardous Materials generated or used by the Business.

          "Environmental Conditions" means any condition, known or unknown, foreseen or unforeseen, arising out of (a) the Release, threat of Release, or exposure of Persons to Hazardous Materials, (b) any violation of any Environmental Law, (c) the handling of Hazardous Materials or (d) any Environmental Claim.

          "Environmental Laws" includes CERCLA, as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., as amended; the Toxic Substances

Control Act, 15 U.S.C. 2601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., as amended; and any other foreign, federal, state, local or municipal laws (including common law), statutes, regulations, rules or ordinances relating to the protection of the environment, health and safety, exposure to Hazardous Materials, or natural resource damages.

          "Environmental Liabilities" means any Losses, including costs of investigation, Remedial Action or other response actions, known or unknown, foreseen or unforeseen, arising out of: (a) Environmental Conditions, (b) any violation of or liability under any Environmental Law, (c) the handling of Hazardous Materials or (d) any Environmental Claim. For the avoidance of doubt, Environmental Liabilities shall not include Losses after the Closing Date resulting from increases in operating expenses of the Business, including depreciation, wages, administration of environmental programs, chemicals, materials, sewer fees and permit fees.

          "Environmental Permits" means any approvals, authorizations, certificates, consents, licenses, or permits required under any Environmental Law for the operation of the Business.

          "Equity and Asset Purchase Agreement" means that certain Equity and Asset Purchase Agreement, dated January 14, 2005, by and between Ultimate Parent and MeadWestvaco.

          "ERISA Affiliate" means any entity that is a member of a controlled group for purposes of Section 4001(a)(14) of ERISA.

          "Excluded Taxes" means any and all (a) Income Taxes owed by Parent, the Seller, or any of Parent's other Affiliates for any period, (b) Taxes relating to the Excluded Assets or Excluded Liabilities for any period, (c) Taxes relating to the Purchased Assets, the Business or the Assumed Liabilities imposed with respect to or otherwise attributable to any Pre-Closing Period except to the extent an amount for any such Tax is set forth as an asset (if prepaid) or a Liability on the Closing Date Working Capital Statement, including employment, payroll and similar Taxes, (d) Taxes of Parent, the Seller or any of Parent's other Affiliates or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Seller or any of its current or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by Parent, the Seller or any of Parent's current or past Affiliates with any Person prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by Parent, the Seller or any of their current or past Affiliates prior to the Closing, and (e) Conveyance Taxes for which Parent, the Seller or any of Parent's other Affiliates are liable under Section 5.09.

          "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

          "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination, ruling or award entered by or with any Governmental Authority.

          "Hazardous Materials" means any substance or material that has been defined or otherwise listed as hazardous or toxic or as a pollutant, contaminant or waste, or words of similar import, under any Environmental Law, or any other substance or material that is regulated under any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, asbestos-containing materials or toxic mold.

          "Historical Environmental Liabilities" means any Historical On-Site Environmental Liabilities or Historical Off-Site Environmental Liabilities.

          "Historical Off-Site Environmental Liabilities" means any Environmental Liabilities (other than Historical On-Site Environmental Liabilities) that arise from operations, practices, the handling of Hazardous Materials, transfers, disposals or other activities (or omissions) of or on behalf of the Business, the Seller or any predecessor of the Seller, including MeadWestvaco and Mead Corporation, prior to the Closing Date, including Environmental Liabilities related to dioxin and furans, polychlorinated biphenyls and chlorinated solvents and contamination related to the pre-Closing removal of underground storage tanks ("USTs") and including any Environmental Liabilities relating to the Chillicothe Retained Properties as that term is defined in the Chillicothe Services Agreement; provided, further, that the term "Historical Off-Site Environmental Liabilities" shall not include Straddle Environmental Liabilities.

          "Historical On-Site Environmental Liabilities" means any Environmental Liabilities arising from Environmental Conditions on or under the Real Property existing prior to the Closing Date or that arise from operations, practices, the handling of Hazardous Materials, transfers, disposals or other activities (or omissions) of or on behalf of the Business, the Seller or any predecessor of the Seller, including MeadWestvaco Corporation and Mead Corporation, prior to the Closing Date, including Environmental Liabilities related to dioxin and furans, polychlorinated biphenyls and chlorinated solvents, and contamination related to the pre-Closing removal of USTs; provided, however, that any Environmental Liabilities associated with subsurface groundwater contaminated with Hazardous Materials that flows beneath a Real Property, where such Hazardous Materials were not Released, or alleged to be Released, from the Real Property or by the Business, is not considered a Historical On-Site Environmental Liability; provided further, notwithstanding anything to the contrary in this Agreement, the Seller shall have no liability for historical on-site asbestos-containing materials (other than waste asbestos-containing material that is not in compliance with Environmental Laws as of the Closing Date); provided further that the term "Historical On-Site Environmental Liabilities" shall not include Straddle Environmental Liabilities.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

          "Income Statements" means the combined statements of operations of the Business and its predecessor (reflecting only the Purchased Assets and the Assumed Liabilities) for the four-month period ended April 30, 2005, and for the eight-month period ended December 31, 2005, copies of which are set forth in
Section 3.04(a)(ii) of the Disclosure Schedule.

          "Income Taxes" means Taxes imposed on or measured by reference to gross or net income or receipts, and franchise, net worth, capital or other doing business Taxes, including the commercial activities Tax of the State of Ohio.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (h) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

          "Indemnifying Party" means the Seller or Parent pursuant to Section
8.02 or the Purchaser pursuant to Section 8.03, as the case may be.

          "Intellectual Property" means: (i) patents, patent applications and statutory invention registrations; (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith; (iii) copyrights, including copyrights in Computer Software and Internet Web content, and registrations and applications for registration thereof; (iv) all other proprietary information, including trade secrets, know-how and invention rights, including records of invention; and (v) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement, dilution, misappropriation or other violation of any of the foregoing.

          "Inventories" means all inventories and supplies of merchandise, works-in-process, finished products, finished goods, raw materials, packaging materials, labels, supplies and other personal property used by the Seller in the operation of the Business or related to the Business and maintained, held or stored by or for the Seller at the Closing, and any prepaid deposits for any of the same.

          "IRS" means the Internal Revenue Service of the United States.

          "Knowledge" means the actual knowledge of Matt Jesch, Doug Cooper, Jim Tyrone, John Kurila, David Bonistall, Eric Johnson, Robert Campbell, Dan Clark,
A. Keith Moore, Linda Sheffield and Chuck Aardema after due inquiry.

          "Laser License Agreement" means that certain License Agreement effective as of the 30th day of April 2005, by and between MeadWestvaco and Parent, concerning methods and applications for laser imaging.

          "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

          "Leased Real Property" means the real property leased by Parent or any of its Affiliates, as tenant, that is related to the Business, together with, to the extent leased by Parent or any of its Affiliates (in connection with the Business), all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures of Parent or any of its Affiliates (related to the Business) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Licensed-Back Intellectual Property" means Owned Carbonless Paper Business Intellectual Property that is not used exclusively in connection with the Carbonless Paper Business, including the Intellectual Property that is set forth on Section 1.01(a) of the Disclosure Schedule.

          "Licensed Business Intellectual Property" means Intellectual Property used in connection with the Business as currently conducted that is licensed to Parent or any of its Affiliates by any Person and that is not Licensed Carbonless Paper Business Intellectual Property, including the Intellectual Property set forth on Section 1.01(b)(i) of the Disclosure Schedule; provided, however, with respect to Computer Software, the term "Licensed Business Intellectual Property" means only the Computer Software licensed to Parent or any of its Affiliates that is set forth on Section 1.01(b)(ii) of the Disclosure Schedule.

          "Licensed Carbonless Paper Business Intellectual Property" means Intellectual Property used primarily in connection with the Carbonless Paper Business as currently conducted that is licensed to Parent or any of its Affiliates by any Person, including the Intellectual Property set forth on Section 1.01(c)(i) of the Disclosure Schedule; provided, however, with respect to Computer Software, the term "Licensed Carbonless Paper Business Intellectual Property" means only the Computer Software licensed to Parent or any of its Affiliates that is set forth on Section 1.01(c)(ii) of the Disclosure Schedule.

          "Material Adverse Effect" means any circumstance, change in or effect on the Business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Seller is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Business; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect on, the Business or the Seller directly or indirectly arising out of or attributable to (i) changes or effects that generally affect the industries in which the Business operates to the extent they do not disproportionately affect the Business, (ii) changes in general economic, regulatory or political conditions that do not disproportionately affect the Business, (iii) changes in Laws generally applicable to entities engaged in businesses similar to the Business, (iv) changes or developments resulting from any actions taken by the Purchaser, the Seller or Parent or any of their respective representatives in accordance with the terms of this Agreement, or resulting from the Purchaser's withholding of consent to the Seller's request to take any action prohibited by
Section 5.01 (but only to the extent such consent is unreasonably withheld or delayed on the part of the Purchaser), (v) changes in financial, currency or securities markets or the economy in general, (vi) changes or developments resulting from acts of terrorism or war (whether or not declared) except to the extent causing damage to the physical facilities of the Business or the Transferred Employees, or (vii) changes in the Business consistent in amount and timing with the downward trend in the Business previously disclosed by Parent to the Purchaser.

          "Mead License Agreement" means that certain License Agreement (by Parent and the Seller to MeadWestvaco) made and entered into as of April 30, 2005, by and between MeadWestvaco, Parent and the Seller.

          "Mead Licensed Carbonless Paper Business Intellectual Property" means Intellectual Property that is owned by Parent or any of its Affiliates and used primarily in connection with the Carbonless Paper Business and that is licensed by Parent or its Affiliates to MeadWestvaco pursuant to the Mead License Agreement, including the Intellectual Property set forth in Section 1.01(d) of the Disclosure Schedule.

          "MeadWestvaco" means MeadWestvaco Corporation, a Delaware corporation.

          "MeadWestvaco Trademark License Agreement" means that certain Trademark License Agreement (Transitional) made effective as of the 30th day of April, 2005, by and between MeadWestvaco and the Seller.

          "NewPage License Agreement" means that certain License Agreement (by MeadWestvaco to Parent) made and entered into as of April 30, 2005, by and between MeadWestvaco and Parent.

          "Operating Sites" means the list of properties set forth in Section 3.14(a) of the Disclosure Schedule, which includes the following properties (addresses provided for information only and do not constitute representations of any kind):

          (a) the Chillicothe mill, including the following real property, buildings, and adjacent properties along 8th Street and Paint Street in Chillicothe, Ohio:

               (i) the main mill located at 401 S. Paint Street, Chillicothe, Ohio 45601;

               (ii) the wood procurement building located at 327 S. Paint Street, Chillicothe, Ohio 45601;

               (iii) the engineered products building located at 350 S. Paint Street, Chillicothe, Ohio 45601;

               (iv) the offices on Paint Street located at 353 S. Paint Street, Chillicothe, Ohio 45601;

               (v) the Chilpaco mill located at Corner Bridge and Eastern Avenue, Chillicothe, Ohio 45601;

               (vi) the Fremont plant located at 2275 Commerce Drive, Fremont, Ohio 43420;

               (vii) the research building located at 8th Street and Hickory Street, Chillicothe, Ohio, 45601;

               (viii) the OPAS/annex building located at 1101 River Road, Chillicothe, Ohio;

          (b) the two (2) woodyard areas in Ohio located at (i) 200 Schuster Road, Piketon, Ohio 45661 and (ii) Sternberger Road, Oak Hill, Ohio 45656; and

          (c) the three (3) woodyard areas in West Virginia located at (i) 100 Paper Drive, Washington, West Virginia 26181, (ii) Route 2 South, Millwood, West Virginia 25262 and (iii) Old U.S. Route 21, Mineral Wells, West Virginia 26150.

          "Owned Business Intellectual Property" means Intellectual Property that is owned by Parent or any of its Affiliates and used in connection with the Business as currently conducted and that is not Owned Carbonless Paper Business Intellectual Property, including the Intellectual Property set forth on Section 1.01(e) of the Disclosure Schedule.

          "Owned Carbonless Paper Business Intellectual Property" means (a) Intellectual Property that is owned by Parent or any of its Affiliates and used primarily in the Carbonless Paper Business as currently conducted, including the Intellectual Property set forth on Section 1.01(f) of the Disclosure Schedule, and (b) the Mead Licensed Carbonless Paper Business Intellectual Property.

          "Owned Real Property" means the Operating Sites, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes not yet due and payable or which are being contested in good faith in proper proceedings; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $50,000 in the case of a single property or $250,000 in the aggregate at any time (which in no event shall include any Voluntary Seller Encumbrances); (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) all other Permitted Exceptions.

          "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Post-Closing Environmental Liabilities" means any Environmental Liabilities relating to the Business or the Real Property that relate to events, actions, conditions or circumstances that occur or arise after the Closing Date.

          "Post-Closing Period" means any taxable period (or portion thereof) beginning after the Closing Date.

          "Pre-Closing Period" means any taxable period (or portion thereof) ending on or prior to the Closing Date.

          "Prime Rate" means the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent).

          "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes (other than Income Taxes) imposed on a periodic basis against property or in respect of property and measured by the level of any item.

          "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

          "Purchaser's Accountants" means Deloitte & Touche LLP, independent accountants of the Purchaser.

          "Real Property" means the Leased Real Property and the Owned Real Property, but shall not include the Chillicothe Retained Properties, as the term is defined in the Chillicothe Services Agreement.

          "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Business before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

          "Reference Balance Sheet" means the combined balance sheet of the Business and its predecessor (reflecting only the Purchased Assets and the Assumed Liabilities), dated as of December 31, 2005, together with the notes thereto, a copy of which is set forth in Section 3.04(a)(i) of the Disclosure Schedule.

          "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of the Treasury with respect to the Code or other federal tax statutes.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration at, into or onto the Environment, including movement or migration through or in the air, soil, sediment, surface water or groundwater, whether sudden or non-sudden and whether accidental or non-accidental, or any release, emission or discharge as those terms are defined in any applicable Environmental Law.

          "Remedial Action" means any response action, removal action, remedial action, corrective action, monitoring program, sampling program, investigation or other actions taken to (i) clean up, remove, remediate, treat, monitor, assess or evaluate Hazardous Materials in the Environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. Section 9601.

          "Reserved Pre-Closing Environmental Liabilities" means any Environmental Liabilities (other than Historical Off-Site Environmental Liabilities) relating to the Business or the Real Property arising from any events, conditions or circumstances in existence or occurring on or prior to the Closing Date, which Environmental Liabilities are specifically identified and reserved for in the balance sheet, reserves, capital expenditure budgets, accruals, transferred financial assurance instruments, working capital statements or operating budget of the Business disclosed to the Purchaser prior to the date hereof as set forth on Sections 8.02(g) or (i) of the Disclosure Schedule.

          "Seller's Accountants" means PricewaterhouseCoopers LLP, independent accountants of the Seller.

          "Shared Contracts" means contracts or agreements in which (a) Parent or any of its Affiliates has rights or Liabilities thereunder that relate to the Business (other than contracts or agreements for the Computer Software set forth on Section 2.01(b)(ix)(2) of the Disclosure Schedule) including contracts and agreements for Computer Software set forth on Section 1.01(b)(ii) of the Disclosure Schedule, and (b) Parent or any of its Affiliates (other than the Seller) have rights and Liabilities thereunder that do not relate to the Business.

          "Straddle Environmental Liabilities" means any Environmental Liabilities of the Business occurring on any Real Property that arise from practices, activities, operating procedures and courses of conduct that occurred prior to the Closing Date and that the Purchaser continues or aggravates after the Closing Date.

          "Straddle Environmental Liability Claim Notice" means a claim submitted by a duly authorized officer of the Purchaser or the Seller setting out with reasonable specificity the basis for the claim with respect to an alleged Straddle Environmental Liability, including, to the extent available, the following: (a) the type, volume and concentration of any Hazardous Material Released or otherwise involved with the subject Straddle Environmental Liability; (b) the location, aerial extent, depth and media impacted by any Release of Hazardous Materials associated with the subject Straddle Environmental Liability; (c) the Environmental Laws violated or otherwise giving rise to the subject Straddle Environmental Liability; (d) the date and circumstances of discovery of the subject Straddle Environmental Liability; (e) the name, address and other identifying information regarding any third party or Governmental Authority involved with the subject Straddle Environmental Liability; and (f) the anticipated cost of remedying the subject Straddle Environmental Liability. Either party can dispute the adequacy hereunder of such a Straddle Environmental Liability Claim Notice; provided that, any such written dispute shall set forth in reasonable detail the basis for the dispute. If after good faith efforts, the parties are unable to resolve their dispute, they shall have the opportunity to present the dispute to a committee consisting of one senior manager from each party with authority to bind the Purchaser and the Seller, respectively, which committee shall endeavor to resolve the dispute in good faith. If these efforts are not successful, the dispute shall be resolved by an independent arbitrator, selected by the parties. The independent arbitrator shall be jointly retained and the Purchaser and the Seller will share equally the arbitrator's fees and expenses. If the Purchaser and the Seller are unable to agree on the selection of an arbitrator within three months of the submittal of the subject Claim, either party may pursue any and all rights and remedies, including any judicial remedy, relating to such Claim.

          "Straddle Period" means any taxable period beginning on or prior to and ending after the Closing Date.

          "Tangible Personal Property" means any machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock, office equipment, computer hardware, Computer Software and other tangible personal property of the Seller or its Affiliates that is used primarily in the Carbonless Paper Business and solely in the Non-Carbonless Paper Business (wherever located) or otherwise owned or held by the Seller or its Affiliates at the Closing for use primarily in the conduct of the Carbonless Paper Business and solely in the conduct of the Non-Carbonless Paper Business, other than Inventory.

          "Target Working Capital" means $87,000,000.

          "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

          "Taxes" means Income Taxes, Property Taxes, Conveyance Taxes and any and all other taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; any transferee or secondary liability in respect of Taxes; and customs' duties, tariffs, and similar charges.

          "Transition Services Agreement" means the transition services agreement pursuant to which the Purchaser, on the one hand, and the Seller, Parent and certain of its Affiliates, on the other hand, provide certain services to the other party or parties, substantially in the form attached hereto as Exhibit 1.01(f).

          "Unaudited Financial Statements" means the Reference Balance Sheet, the Income Statements, the statements of combined equity of the Business and its predecessors (reflecting only the Purchased Assets and the Assumed Liabilities) at April 30, 2005, and at December 31, 2005, and the combined statements of cash flows of the Business and its predecessor (reflecting only the Purchased Assets and the Assumed Liabilities) for the four-month period ended April 30, 2005, and the eight-month period ended December 31, 2005, copies of which are set forth in
Section 3.04(a)(i) of the Disclosure Schedule.

          "Workers' Compensation Liabilities" means all Liabilities relating to workers' compensation for injuries or illness incurred at the Operating Sites by persons currently or previously employed in the Business whether before or following the Closing.

          "Working Capital" means current assets less the sum of (a) current liabilities and (b) Workers' Compensation Liabilities (without duplication of any Workers' Compensation Liabilities that are current liabilities) other than any such Liabilities that are categorized as "incurred but not reported" in accordance with GAAP as calculated consistent with Section 1.01(g) of the Disclosure Schedule, in each case calculated in accordance with GAAP; provided that (i) such current assets shall not include any cash or cash equivalents or Excluded Assets, (ii) current liabilities shall not include any Excluded Indebtedness, any Excluded Liabilities or any Liabilities in respect of the commercial activities Tax and sales and use Taxes of the State of Ohio and (iii) any deferred Taxes (whether liabilities or assets) established to reflect timing differences between book and Tax income shall be excluded.

          SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition                                                            Location
----------                                                         -------------
"Allocation"....................................................   2.03(b)
"Allocation Accounting Firm"....................................   2.03(b)
"Assumed Liabilities"...........................................   2.02(a)
"Business"......................................................   Recitals
"Business Records"..............................................   2.01(a)(vi)
"Carbonless Paper Business".....................................   Recitals
"Change"........................................................   8.07(e)
"Closing".......................................................   2.04
"Closing Date Working Capital"..................................   2.07(c)
"Closing Date Working Capital Statement"........................   2.07(c)
"Coated Converting Agreement"...................................   5.21
"Confidentiality Agreement".....................................   5.03(b)
"Continuation Report"...........................................   5.20(c)
"Controlling Party".............................................   8.08(c)
"Employee Amounts"..............................................   6.05
"Enterprise Zone Agreement".....................................   3.22
"ERISA".........................................................   3.19(a)
"Estimated Closing Date Working Capital"........................   2.07(a)
"Estimated Closing Date Working Capital Statement"..............   2.07(a)
"Excluded Assets"...............................................   2.01(b)
"Excluded Indebtedness".........................................   2.02(b)(v)
"Excluded Intellectual Property"................................   2.01(b)(ix)
"Excluded Liabilities"..........................................   2.02(b)
"Final Closing Date Working Capital"............................   2.07(e)(ii)
"Final Term"....................................................   5.22(a)
"Guarantees"....................................................   5.04(f)
"Independent Accounting Firm"...................................   2.07(e)(ii)
"Initial Term"..................................................   5.22(a)
"Initial Transfer Amount".......................................   6.04(e)
"Initial Transfer Date".........................................   6.04(e)
"Interest Rate".................................................   2.07(d)(iii)
"lease".........................................................   3.12(a)
"Letter of Credit"..............................................   5.22(a)
"Licenses and Permits"..........................................   2.01(a)(xiii)
"LIFO"..........................................................   3.07
"Loss"..........................................................   8.02
"Lowest-Cost Commercially Reasonable Manner"....................   8.07(e)
"Market Risk Period"............................................   6.04(g)
"Material Contracts"............................................   3.12(a)
"Money Market Vehicle"..........................................   6.04(g)
"Multiemployer Plan"............................................   3.19(b)
"Multiple Employer Plan"........................................   3.19(b)
"Non-Carbonless Paper Business".................................   Recitals
"Non-Controlling Party".........................................   8.08(c)

Definition                                                           Location
----------                                                         -----------
"NPDES".........................................................   7.02(j)
"OHEPA".........................................................   7.02(j)
"Parent"........................................................   Preamble
"Permitted Exceptions"..........................................   5.20(b)(ix)
"Plans".........................................................   3.19(a)
"Purchase Price"................................................   2.03(a)
"Purchased Assets"..............................................   2.01(a)
"Purchaser".....................................................   Preamble
"Purchaser Indemnified Party"...................................   8.02
"Purchaser's Actuary"...........................................   6.04(d)
"Purchaser's Hourly Pension Plan"...............................   6.04(a)
"Purchaser's Title Policies"....................................   5.20(a)
"Qualification Document"........................................   6.04(a)
"Restricted Period".............................................   5.06(a)
"Retained Names and Marks"......................................   5.17(a)
"Section 414(l) Amount".........................................   6.04(d)
"Seller"........................................................   Preamble
"Seller Indemnified Party"......................................   8.03
"Seller's Actuary"..............................................   6.04(d)
"Seller's Hourly Pension Plan"..................................   6.04(a)
"Seller's Title Policies".......................................   5.20(a)
"Stand-Alone Financial Statements"..............................   5.19
"Straddle Environmental Liability Reserves".....................   8.02(i)
"Technology License Agreement"..................................   5.17(b)
"Technology License-Back Agreement".............................   5.17(c)
"Technology Sub-License Agreement"..............................   5.17(d)
"Temporary Trademark License Agreement".........................   5.17(a)
"Third Party Claim".............................................   8.05(b)
"Title Companies"...............................................   5.20(a)
"Title Defect"..................................................   5.20(d)
"Title Endorsements"............................................   5.20(a)
"Transfer Amount"...............................................   6.04(d)
"Transferred Benefit Liabilities"...............................   6.04(b)
"Transferred Employee"..........................................   6.01
"True-Up Amount"................................................   6.04(e)
"True-Up Date"..................................................   6.04(e)
"Voluntary Seller Encumbrances".................................   5.20(d)

          SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated;

          (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

          (h) references to a Person are also to its successors and permitted assigns; and

          (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

          SECTION 2.01. Purchase and Sale of Purchased Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall, and shall cause the Seller and Parent's other Affiliates to, sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from such Persons, all of such Persons' rights, title and interests in and to the following assets (the "Purchased Assets"):

          (i) the Business as a going concern, including all goodwill relating thereto;

          (ii) all the Owned Real Property and all rights in respect of the Leased Real Property;

          (iii) all Tangible Personal Property;

          (iv) all Inventories at the Closing Date;

          (v) all Receivables at the Closing Date;

          (vi) to the extent permitted by applicable Law, all books of account, general, financial, Tax (as provided under Section 2.01(a)(xiv)) and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files, including all management performance records and historical, financial, sales, purchasing and operating data and information related to the operation of the Business since January 1, 2003 (the "Business Records") owned, associated with or employed solely in the conduct of the Business or solely used in, or solely relating to, the Business at the Closing Date, unless any of such documents are subject to confidentiality agreements limiting their release and consent shall not have obtained to their release;

          (vii) all right, title and interest in, to and under the Owned Carbonless Paper Business Intellectual Property and the Carbonless Paper Business IP Agreements, subject, however, in the case of the Mead Licensed Carbonless Paper Business Intellectual Property, to the Mead License Agreement;

          (viii) all claims, defenses, causes of action, choses in action, rights of recovery, rights of reimbursement and rights of setoff of any kind solely pertaining to or arising out of the Purchased Assets, the Assumed Liabilities or the conduct of the Business following the Closing and inuring to the benefit of Parent, the Seller or any of Parent's other Affiliates;

          (ix) all sales and promotional literature, customer lists and other sales-related materials owned, previously or currently used, associated with or employed by Parent, the Seller or any of Parent's other Affiliates at the Closing Date for use solely in the conduct of the Carbonless Paper Business (or copies thereof); provided, however, that Parent and its Affiliates shall retain the right to use such lists in the conduct of its Non-Carbonless Paper Business to the extent such use does not violate
     Section 5.06 of this Agreement;

          (x) all rights under the Material Contracts and under any other contracts or agreements that primarily relate to the Carbonless Paper Business or that solely relate to the Non-Carbonless Paper Business, including all contracts, purchase orders or other agreements relating to the purchase of materials, equipment, services, supplies, warehousing and transportation that primarily relate to the Carbonless Paper Business or that solely relate to the Non-Carbonless Paper Business;

          (xi) all rights of the Seller under the (x) Chillicothe Services Agreement and (y) Environmental Annex;

          (xii) rights under the Shared Contracts as set forth in Section
     5.04(e);

          (xiii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used in connection with, or required for, the Business (the "Licenses and Permits"), to the extent transferable;

          (xiv) copies of all Tax records (including Tax Returns and related work papers) relating to the Purchased Assets or the Business, other than Tax records relating to Income Taxes of Parent or any of its Affiliates;

          (xv) all rights of the Seller and Parent under the collective bargaining agreements listed on Section 2.01(a)(xv) of the Disclosure Schedule;

          (xvi) all refunds, credits, rebates or similar payments of Taxes for Post-Closing Periods and similar Tax items set forth as an asset on the Closing Date Working Capital Statement;

          (xvii) to the extent assignable, any insurance policies or rights to coverage thereunder, if any, related to any of the Purchased Assets acquired by Parent or any of its Affiliates pursuant to the Equity and Purchase Asset Agreement;

          (xviii) assets of any Plan required to be transferred in accordance with Article VI; and

          (xix) all rights, title and interests of Parent, the Seller and Parent's other Affiliates on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used primarily in the operation of the Carbonless Paper Business or solely in connection with the Non-Carbonless Paper Business.

          (b) Excluded Assets. Notwithstanding anything in Section 2.01(a) to the contrary, none of the Seller, Parent or any of its Affiliates shall sell, assign, transfer, convey or deliver, or cause to be sold, assigned, transferred, conveyed or delivered, to the Purchaser, and the Purchaser shall not purchase, and the Purchased Assets shall not include, any of the Seller's, Parent's or any of its Affiliates' rights, title and interests to the following assets (the "Excluded Assets"):

          (i) all cash, cash equivalents, bank deposits, investment accounts, certificates of deposit, securities or similar cash items, and negotiable instruments of Parent, the Seller or any of Parent's other Affiliates on hand, in lock boxes, in financial institutions or elsewhere;

          (ii) except as otherwise expressly included in the Purchased Assets, all assets, business lines, properties, rights, contracts and claims of Parent or any of its Affiliates not used or held for use primarily in the conduct of the Carbonless Paper Business or solely in the conduct of the Non-Carbonless Paper Business; provided that it is understood and agreed that this Section 2.01(b)(ii) is not intended to and does not change or otherwise affect assets to be conveyed to the Purchaser under Section 2.01(a)(i), (ii), (vii) or (x);

          (iii) the Purchase Price Bank Account;

          (iv) all rights of Parent or any of its Affiliates under this Agreement and the Ancillary Agreements;

          (v) Tax records of Parent, the Seller or any of Parent's other Affiliates (including Tax Returns and related work papers), other than those relating to the Purchased Assets or the Business (except to the extent copies have been provided to the Purchaser under Section 2.01(a)(xiv) or relating to Income Taxes of Parent or any of its Affiliates);

          (vi) except as expressly provided in Article VI of this Agreement, any assets of any Plan;

          (vii) all refunds, credits, rebates or similar payments of Excluded Taxes (other than any similar Tax items set forth as an asset on the Closing Date Working Capital Statement);

          (viii) any and all insurance policies, binders and claims of Parent or any of its Affiliates and rights thereunder relating to, or otherwise in respect of, the Excluded Assets or any Excluded Liability, including with respect to any insurance settlement agreements, and the proceeds thereof and all prepaid insurance premiums;

          (ix) except as provided in Section 5.17, all right, title and interest in the "NewPage" mark, the "Sterling Ultra" mark and any name, trademark, trade dress, internet address, trade name, service mark or logo, or any derivation of any of the foregoing, together with all of the goodwill represented thereby, or pertaining thereto listed on Section 2.01(b)(ix)(1) of the Disclosure Schedule, all right, title and interest in and to the Business Intellectual Property, and all right, title and interest in and to the Intellectual Property set forth on Section 2.01(b)(ix)(2) of the Disclosure Schedule (collectively, the "Excluded Intellectual Property");

          (x) copies of any books, records and other materials that Parent or any of its Affiliates is required by Law to retain and all "NewPage" marked sales and promotional materials and brochures;

          (xi) all claims, defenses, causes of action, choses in action or claims of any kind that are available to or being pursued by Parent or any of its Affiliates whether as plaintiff, claimant, counterclaimant or otherwise, to the extent relating to Excluded Assets or Excluded Liabilities; and

          (xii) except as set forth on Section 2.01(b)(xii) of the Disclosure Schedule, all intercompany receivables, payables, loans and investments between the Seller, on the one hand, and any of its Affiliates, on the other hand.

          SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of Parent, the Seller and any of Parent's other Affiliates (the "Assumed Liabilities"):

          (i) all Liabilities reflected on the Closing Date Working Capital Statement finally resolved in accordance with Section 2.07(e)(ii), including Workers' Compensation Liabilities;

          (ii) all Liabilities of Parent or its Affiliates arising under the contracts and agreements assumed by the Purchaser pursuant to Sections 2.01(a)(x) and (xi) (other than Liabilities or obligations attributable to any failure by Parent or its Affiliates to comply with the terms thereof prior to the Closing Date);

          (iii) any liabilities relating to a Plan that are to be assumed pursuant to the express terms of Article VI;

          (iv) solely to the extent provided in Article VIII, Post-Closing Environmental Liabilities, Historical On-Site Environmental Liabilities, and Straddle Environmental Liabilities;

          (v) all Liabilities assigned to the Purchaser under Article VI;

          (vi) all accounts and trade payables, in each case to the extent such Liabilities are reflected, or are expressly reserved for, in the Closing Date Working Capital Statement;

          (vii) all Liabilities that the Purchaser expressly has assumed or agreed to pay, or be responsible for, pursuant to the terms hereof or of any Ancillary Agreement;

          (viii) all Liabilities of the Seller arising from commitments (in the form of accepted purchase orders), or outstanding quotations, proposals or bids to (A) sell products or (B) purchase or acquire raw materials, components, supplies or services (provided that, in each case, with respect to such commitments, outstanding quotations, proposals or bids arising between the date hereof and the Closing Date, such commitments, outstanding quotations, proposals or bids have been made in accordance with Section
     5.01 hereof);

          (ix) all Taxes for Post-Closing Periods relating to the Purchased Assets or the Business and, without duplication of any Taxes included under
     Section 2.02(a)(i), any Taxes relating to the Purchased Assets or the Business for a Pre-Closing Period to the extent an amount for any such Tax is set forth as a Liability on the Closing Date Working Capital Statement, in each case, other than Excluded Taxes; and

          (x) all Workers' Compensation Liabilities.

          (b) Notwithstanding subsection (a) above to the contrary, Parent, the Seller and Parent's other Affiliates shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities as of the Closing other than the Assumed Liabilities (the "Excluded Liabilities"), including:

          (i) all Liabilities relating to, resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business or any Purchased Assets prior to the Closing Date, except for any Liabilities expressly assumed under Section 2.02(a) and any Liabilities related to the Employee Amounts;

          (ii) all Excluded Taxes;

          (iii) all Liabilities arising out of or relating to the Excluded
     Assets;

          (iv) except to the extent such are Assumed Liabilities and subject to the provisions set forth in Article VIII, all Environmental Liabilities; provided, however, with respect to Historical Off-Site Environmental Liabilities, such liabilities shall be subject to the procedures set forth in Section 8.07;

          (v) any Indebtedness of the Business (the "Excluded Indebtedness");

          (vi) except for Workers' Compensation Liabilities, any Liabilities relating to any current or former employees, independent contractors, officers or agents of the Seller other than the Transferred Employees;

          (vii) except (A) as and to the extent expressly provided in Article VI and (B) for Workers' Compensation Liabilities, any Liabilities relating to the Plans and any Liabilities relating to the Transferred Employees incurred prior to the Closing Date;

          (viii) all Liabilities for which Parent or any of its Affiliates expressly has retained or agreed to pay, or be responsible for, pursuant to the terms hereof or of any Ancillary Agreement;

          (ix) all intercompany receivables, payables, loans and investments related to the Business;

          (x) all Liabilities assigned to or retained by the Seller under
     Article VI; and

          (xi) all Liabilities to the extent arising out of Actions relating to the matters constituting Excluded Liabilities specified in the foregoing clauses (i) - (x) of this Section 2.02(b).

          SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.07, the purchase price for the Purchased Assets shall be $80 million (such amount less the Employee Amounts, the "Purchase Price"). The Purchaser shall deduct $250,000 from the Purchase Price in respect of the commercial activities Tax and sales and use Taxes of the State of Ohio and such amount shall be remitted by the Purchaser to the appropriate Governmental Authority on a timely basis or at the request of the Seller, if permitted by applicable Law, paid over by the Purchaser to the Seller upon delivery by the Seller to the Purchaser of an official receipt, certification or other statement from the Governmental Authority that such Taxes have been paid to the Governmental Authority on a timely basis or that no such Taxes are due.

          (b) The sum of the Purchase Price and the Assumed Liabilities and any other consideration payable by the Purchaser hereunder shall be allocated among the Purchased Assets as of the Closing in accordance with Section 1060 of the Code and the Regulations thereunder (the "Allocation"). Within 30 Business Days after the finalization of any Purchase Price adjustment pursuant to Section 2.07 but in any event, no later than 90 calendar days after the Closing Date, the Purchaser shall provide the Seller with a proposed Allocation for the Seller's review and comment. If the Seller does not provide any comments to the Purchaser in writing within 45 Business Days following delivery by the Purchaser of the proposed Allocation, then the Allocation proposed by the Purchaser shall be deemed to be final and binding absent manifest error. If, however the Seller submits comments to the Purchaser within such 45-Business Day period, the Purchaser and the Seller shall negotiate in good faith to resolve any differences within 30 Business Days. If the Seller and the Purchaser are unable to reach a resolution within such 30-Business Day period, then all remaining disputed items shall be submitted for resolution by an internationally recognized, independent accounting firm mutually selected by the Purchaser and the Seller (the "Allocation Accounting Firm"), which shall make a final determination as to the disputed items within 30 Business Days after such submission, and such determination shall be final, binding and conclusive on the Seller and the Purchaser absent manifest error. The fees and disbursements of the Allocation Accounting Firm shall be shared equally between the Seller and the Purchaser. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities and any other consideration payable by the Purchaser hereunder shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Regulations thereunder. For all Tax purposes, each of the Purchaser, Parent and the Seller agree that the transactions contemplated in this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the Allocation, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise. Each of Parent, and the Seller, on the one hand, and the Purchaser, on the other hand, agrees to cooperate with the other in preparing IRS Form(s) 8594, and to furnish the other with a copy of such Form(s) prepared in draft form within a reasonable period before its filing due date, but in any event no later than 120 calendar days after the Closing Date.

          SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the last Business Day of the calendar month in which all conditions to the obligations of the parties set forth in Article VII shall have been waived or satisfied or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing; provided that if the Closing occurs on March 31, 2006, it shall be effective as of April 1, 2006.

          SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) the Bill of Sale, the Deeds with all required documentary and Conveyance Tax stamps affixed or paid in connection with the Closing (or the proper amounts delivered to the Title Companies to be paid) and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be required to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records;

          (b) counterparts of each Ancillary Agreement to which Parent, the Seller or any of Parent's other Affiliates is a party, duly executed by Parent, the Seller or such Affiliate, as the case may be;

          (c) affidavits of title and such other affidavits in form reasonably satisfactory to the parties as may be required by the Title Company in connection with the conveyance of the Owned Real Property;

          (d) a receipt for the Purchase Price;

          (e) a true and complete copy, certified by the Secretary or an Assistant Secretary of Parent, the Seller or any of Parent's other Affiliates, as the case may be, of the resolutions duly and validly adopted by the Board of Directors of each of such Person and the stockholder of the Seller evidencing their authorization of the execution and delivery of this Agreement or any of the Ancillary Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby;

          (f) a certificate of the Secretary or an Assistant Secretary of each of Parent, the Seller and any of Parent's other Affiliates certifying the names and signatures of the officers of such Person, as the case may be, authorized to sign this Agreement or any of the Ancillary Agreements, as applicable, and the other documents to be delivered hereunder and thereunder;

          (g) a certificate of a duly authorized officer of each of the Seller and Parent certifying as to the matters set forth in Section 7.02(a); and

          (h) a certificate of non-foreign status for each of Parent, the Seller and any of Parent's other Affiliates transferring Purchased Assets (in a form reasonably acceptable to the Purchaser) pursuant to Section 1.1445-2(b)(2) of the Regulations.

          SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

          (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (b) counterparts of each Ancillary Agreement to which the Purchaser is a party duly executed by the Purchaser;

          (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (d) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

          (e) a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 7.01(a).

          SECTION 2.07. Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment as specified in this Section 2.07:

          (a) Estimated Closing Date Working Capital Statement. At least five Business Days prior to the Closing Date, Parent shall prepare, or cause to be prepared and delivered to the Purchaser, a good faith estimated statement of Working Capital of the Business as of the close of business on the Closing Date (the "Estimated Closing Date Working Capital Statement"), setting forth a good faith estimate of Working Capital as of the close of business on the Closing Date (the "Estimated Closing Date Working Capital"), and the calculation thereof. The Estimated Closing Date Working Capital Statement shall be prepared in a manner consistent with the Reference Balance Sheet except as set forth in the definition of Working Capital.

          (b) Closing Date Purchase Price Adjustment. On the Closing Date, a Purchase Price adjustment shall be made as follows:

               (i) in the event that the Estimated Closing Date Working Capital reflected on the Estimated Closing Date Working Capital Statement is less than the Target Working Capital, then the Purchase Price shall be adjusted downward in an amount equal to such difference; and

               (ii) in the event that the Estimated Closing Date Working Capital reflected on the Estimated Closing Date Working Capital Statement exceeds the Target Working Capital, then the Purchase Price shall be adjusted upward in an amount equal to such excess.

          (c) Closing Date Working Capital Statement. As promptly as practicable, but in any event within 60 calendar days following the Closing, the Seller shall deliver to the Purchaser a statement of Working Capital of the Business as of the close of business on the Closing Date (as such may be adjusted following resolution of disputes in accordance with
     Section 2.07(e), the "Closing Date Working Capital Statement"), setting forth the Working Capital of the Business as of the close of business on the Closing Date (the "Closing Date Working Capital"), and the calculation thereof. The Closing Date Working Capital Statement shall be prepared in a manner consistent with the Reference Balance Sheet except as set forth in the definition of Working Capital. The Closing Date Working Capital Statement shall be deemed final for the purposes of this Section 2.07 upon the earliest of (x) the failure of the Purchaser to notify the Seller of a dispute within 60 calendar days of the Seller's delivery of the Closing Date Working Capital Statement to the Purchaser, (y) the written resolution of all disputes, pursuant to Section 2.07(e)(ii), by the Seller and the Purchaser, and (z) the written resolution of all disputes, pursuant to
     Section 2.07(e)(ii), by the Independent Accounting Firm.

          (d) Post-Closing Purchase Price Adjustment. Within three Business Days after the Closing Date Working Capital Statement being deemed final, a Purchase Price adjustment shall be made as follows:

               (i) in the event that the Closing Date Working Capital reflected on the Closing Date Working Capital Statement is less than the Estimated Working Capital, then the Purchase Price shall be adjusted downward in an amount equal to such difference;

               (ii) in the event that the Closing Date Working Capital reflected on the Closing Date Working Capital Statement exceeds the Estimated Closing Date Working Capital, then the Purchase Price shall be adjusted upward in an amount equal to such excess;

               (iii) to the extent a net downward adjustment is made to the Purchase Price, the Seller shall pay, within three Business Days of such determination, the amount of such difference to the Purchaser by wire transfer in immediately available funds together with interest thereon at a rate per annum equal to the sum of (A) the Prime Rate and
          (B) 1% (the "Interest Rate"); and

               (iv) to the extent a net upward adjustment is made to the Purchase Price, the Purchaser shall pay, within three Business Days of such determination, the amount of such excess to the Seller by wire transfer in immediately available funds together with interest thereon at the Interest Rate.

          (e) Disputes. (i) Subject to the Purchaser's right to dispute the Closing Date Working Capital Statement in accordance with clause (ii) of this Section 2.07(e), the Closing Date Working Capital Statement delivered by the Seller to the Purchaser shall be final, conclusive and binding on the parties hereto.

          (ii) The Purchaser may dispute items reflected in the calculation of the Closing Date Working Capital, but only on the basis that such amounts were not arrived at in a manner consistent with the preparation of the Reference Balance Sheet, were arrived at based on mathematical or clerical error or were otherwise not prepared in accordance with this Agreement; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 45 calendar days of the Seller's delivery of the Closing Date Working Capital Statement to the Purchaser. In the event of such a dispute, the Seller and the Purchaser shall attempt to reconcile their differences, and any written resolution by them as to any disputed amounts shall be final, conclusive and binding on the parties hereto. If the Seller and the Purchaser are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute and the items remaining in dispute are such that the Purchase Price would be adjusted, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to KPMG (the "Independent Accounting Firm"), which shall, within 30 calendar days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, conclusive and binding on the Seller and the Purchaser, absent fraud or manifest error. Any amounts payable pursuant to this Section 2.07 that are not in dispute shall be paid in accordance with paragraph (d) of this Section
     2.07. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. The term "Final Closing Date Working Capital" shall mean the definitive Closing Date Working Capital agreed to (or deemed to be agreed to) by the Purchaser and the Seller in accordance with the terms of this Section 2.07(e) or resulting from the determinations made by the Independent Accounting Firm in accordance with this Section 2.07(e) (in addition to those items theretofore agreed by the Purchaser and the Seller).

          (iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (f) Access. From the date hereof until the Closing Date, and thereafter in connection with the preparation of the Closing Date Working Capital Statement, the Seller and Parent shall, and shall cause their respective employees and advisors, including the Seller's Accountants, to, afford the Purchaser and its employees and advisors, including the Purchaser's Accountants, access upon reasonable notice and during normal business hours to the Seller's and Parent's respective employees and advisors and to the books, papers, records and other documents, including work papers of the Seller's Accountants (to the extent the Seller's Accountants agree to provide such work papers), relating to the preparation of the Reference Balance Sheet, the Estimated Closing Date Working Capital Statement and the Closing Date Working Capital Statement.

          (g) Following the Seller's delivery of the Closing Date Working Capital Statement to the Purchaser, the Purchaser shall, and shall cause its respective employees and advisors, including the Purchaser's Accountants, to, afford the Seller and Parent and their respective employees and advisors, including the Seller's Accountants, access upon reasonable notice and during normal business hours to the Purchaser's employees and advisors and to the books, papers, records and other documents, including work papers of the Purchaser's Accountants (to the extent the Purchaser's Accountants agree to provide such work papers), relating to the preparation of disputed items.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE SELLER AND PARENT

          As an inducement to the Purchaser to enter into this Agreement, each of the Seller and Parent hereby jointly and severally represents and warrants to the Purchaser as follows:

          SECTION 3.01. Organization, Authority and Qualification. Each of the Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to the extent applicable, to carry out its obligations hereunder and thereunder, to the extent applicable, and to consummate the transactions contemplated hereby and thereby, to the extent applicable. Each of the Seller and Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect (a) the ability of such Person to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements, to the extent applicable, and (b) the ability of the Seller to conduct the Business. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and Parent, to the extent applicable, the performance by each of the Seller and Parent of its obligations hereunder and thereunder, to the extent applicable, and the consummation by each of the Seller and Parent of the transactions contemplated hereby and thereby, to the extent applicable, have been duly authorized by all requisite action on the part of the Seller and Parent. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller and Parent, to the extent applicable, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller and Parent, enforceable against the Seller and Parent in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

          SECTION 3.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained and all filings and notifications listed in Section 3.03 of the Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and Parent do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws or similar organizational documents of the Seller or Parent, or (b) conflict with or violate any Law or Governmental Order applicable to the Seller or Parent, or any of their respective assets, properties or businesses, including the Business, or (c) except as set forth in Section 3.02 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of or additional rights under, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any Material Contract, except, in the case of clause (b) or (c), as would not have a Material Adverse Effect or prevent or materially delay the consummation by the Seller or Parent of the transactions contemplated hereby.

          SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by each of the Seller and Parent do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.03 of the Disclosure Schedule, (b) the pre-merger notification and waiting period requirements of the HSR, (c) pursuant to the applicable rules of the German Act against Restraints of Competition Act and (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Seller and Parent of the transactions contemplated by this Agreement or would not have a Material Adverse Effect. The Seller and Parent filed a


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

Notification and Report Form under the HSR Act with respect to the transactions contemplated hereby on January 26, 2006.

          SECTION 3.04. Financial Information; Books and Records. (a) (i) A true and complete copy of the Unaudited Financial Statements has been delivered by the Seller to the Purchaser. The Unaudited Financial Statements (A) have been prepared in accordance with the books of account and other financial records of the Seller, (B) present fairly in all material respects the financial condition, results of operations and cash flows of the Business as of the date thereof or for the period covered thereby, (C) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Seller and its predecessors and (D) includes all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition, results of operations and cash flows of the Business as of the date thereof or for the period covered thereby.

          (ii) The Stand-Alone Financial Statements will (A) be prepared in accordance with the books of account and other financial records of the Seller,
(B) present fairly the financial condition of the Business as of the date thereof or for the period covered thereby, (C) be prepared in accordance with GAAP applied on a basis consistent with the past practices of the Seller and its predecessors and (D) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business as of the date thereof or for the period covered thereby.

          (b) The books of account and other financial records of the Business:
(i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Seller, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          SECTION 3.05. Absence of Undisclosed Liabilities. There are no Liabilities of the Business that would be required to be disclosed on the balance sheet of the Business or the notes thereto in accordance with GAAP, other than Liabilities (a) reflected or reserved against on the Reference Balance Sheet, (b) set forth in Section 3.05 of the Disclosure Schedule, (c) incurred since December 31, 2005, in the ordinary course of business consistent with past practice, of the Seller and which do not have a Material Adverse Effect or (d) solely relating to the Excluded Assets or the Excluded Liabilities. The true and accurate amounts of the Liabilities are reflected on the Reference Balance Sheet, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, and such amounts have been established on a basis consistent with the past practices of the Seller and in accordance with GAAP.

          SECTION 3.06. Receivables. Section 3.06 of the Disclosure Schedule contains an aged list of the Receivables as of December 31, 2005, showing separately those Receivables that as of such date had been outstanding for (a) 29 days or less, (b) 30 to 59 days, (c) 60 to 89 days, (d) 90 to 119 days and
(e) more than 119 days. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to third parties, including customers and employees, and in the ordinary course of business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

          SECTION 3.07. Inventories. Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost or market. Cost is determined using the last-in, first out ("LIFO") method for substantially all raw materials, finished goods and production materials. The base LIFO layer was established at the date of acquisition from MeadWestvaco Corporation utilizing the forward linked chain method. Cost of other inventories, mainly stores and supplies inventories, is determined by the average cost method. Except as set forth in Section 3.07(a) of the Disclosure Schedule, the Seller has good and marketable title to the Inventories free and clear of all Encumbrances. Except as set forth in Section 3.07(a) of the Disclosure Schedule, the Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of Inventory in the possession of its customers other than in the ordinary course of business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since December 31, 2005. Since May 2, 2005, the Seller has not acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice.
Section 3.07(b) of the Disclosure Schedule contains a complete list of the addresses of all warehouses and other facilities in which the Inventories are located. In all material respects, the Inventories are in good and merchantable condition and are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

          SECTION 3.08. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. (a) Since December 31, 2005, except as set forth in Section 3.08(a) of the Disclosure Schedule, (i) the Business has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has been no Material Adverse Effect.

          (b) As amplification and not limitation of the foregoing, except as set forth in Section 3.08(b) of the Disclosure Schedule, since December 31, 2005, none of Parent or any of its Affiliates have:

          (i) permitted or allowed any of the Purchased Assets (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (ii) except in the ordinary course of business consistent with past practice, paid or otherwise discharged any Liability related to the Business, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2005;

          (iii) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

          (iv) made any change in any method of accounting or accounting practice or policy used by the Seller, other than such changes required by GAAP;

          (v) amended, terminated, cancelled or compromised any material claims of Parent or any of its Affiliates (related to the Business) or waived any other rights of substantial value to such Persons (related to the Business);

          (vi) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) of Parent or any of its Affiliates (related to the Business), other than the sale of Inventories in the ordinary course of business consistent with past practice;

          (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person engaged in the Carbonless Paper Business or acquired a substantial portion of the assets or business of any Person engaged in the Carbonless Paper Business or any division or line of business engaged in the Carbonless Paper Business, or otherwise acquired any material assets for the Business other than in the ordinary course of business consistent with past practice;

          (viii) made any capital expenditure or commitment for any capital expenditure, in each case relating to the Business, in excess of $50,000 individually or $250,000 in the aggregate;

          (ix) except for Shared Contracts and renewals of existing contracts or the entering into of similar renewal or replacement contracts with different suppliers and customers on substantially the same terms (disregarding reasonable cost or similar increases), entered into any Material Contract which is for a term of two years or more and involves the annual payment of more than $250,000;

          (x) made any material change in the customary methods of operations of the Business, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing (other than in response to changes in market conditions in the ordinary course of business consistent with past practice);

          (xi) except with respect to U.S. federal or state income or franchise Taxes, made, revoked or changed any Tax election or method of Tax accounting, or settled or compromised any liability with respect to Taxes, in each case, relating to the Purchased Assets or the Business in a material amount;

          (xii) made any loan to any Person in connection with the Business;

          (xiii) failed to pay any creditor any material amount owed to such creditor when due (other than amounts being disputed in good faith);

          (xiv) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its employees to whom offers of employment will be made pursuant to Section 6.01, including any increase or change pursuant to any Plan, or (B) established or increased or promised to increase any benefits under any Plan, in either case except (x) as required by Law, any Plan or any collective bargaining agreement or (y) involving ordinary increases consistent with the past practices of the Seller;

          (xv) entered into any agreement, arrangement or transaction relating to the Business with any of its directors, officers or employees (or with any relative, beneficiary, spouse or Affiliate of such Persons);

          (xvi) terminated, discontinued, closed or disposed of any Operating Site, or laid off any employees employed in connection with the Business (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (xvii) disclosed (other than pursuant to customary confidentiality agreements) to any third party any secret or confidential Intellectual Property relating to the Carbonless Paper Business (except by way of issuance of a patent) or permitted to lapse or become abandoned any registered Owned Carbonless Paper Business Intellectual Property or registered Mead Licensed Intellectual Property;

          (xviii) allowed any insurance policy, Permit or Environmental Permit required in connection with the Business to lapse or terminate;

          (xix) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $250,000, whether or not such loss or damage shall have been covered by insurance;

          (xx) amended, modified, renewed, cancelled or consented to the termination of any Material Contract or Parent's or any of its Affiliates' rights thereunder except in the ordinary course of business consistent with past practice; or

          (xxi) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.08(b), except as expressly contemplated by this Agreement and the Ancillary Agreements.

          SECTION 3.09. Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule, there are no Actions by or pending or, to the Knowledge of the Seller, threatened against Parent or any of its Affiliates thereof and relating to, or arising out of, the Business or affecting any of the Purchased Assets or the Business that would have a Material Adverse Effect.

          SECTION 3.10. Compliance with Laws. (a) Except as set forth in Section 3.10(a) of the Disclosure Schedule, (i) the Business has been conducted and continues to be conducted in material compliance with all Laws and Governmental Orders applicable to the

Purchased Assets and the Business, and (ii) none of Parent or any of its Affiliates is in violation of any such Law or Governmental Order.

          (b) Section 3.10(b) of the Disclosure Schedule sets forth a brief description of each material Governmental Order applicable to Parent or any of its Affiliates (related to the Business), any of their properties or assets (relating to the Business), including the Purchased Assets, or the Business, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

          SECTION 3.11. Environmental Matters. Except as set forth in Section
3.11 of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect: (a) to the Knowledge of the Seller, the Business as currently operated is being conducted by Parent and its Affiliates in compliance with all applicable Environmental Laws; (b) to the Knowledge of the Seller, the Business as currently operated is in possession of and in compliance with all necessary Environmental Permits; (c) there have been no Releases of Hazardous Materials that require any Remedial Action under, or in violation of, Environmental Laws at, on or under the Real Properties; (d) to the Knowledge of the Seller, there are no violations of Environmental Law or any Releases of Hazardous Materials at any of the woodyards used in the Business on the Closing Date which are reasonably likely to result in Environmental Liabilities; (e) no Environmental Claims have been asserted or threatened in writing against Parent or any of its Affiliates in connection with the Business and, to the Knowledge of the Seller and Parent, no Environmental Claims have been asserted in writing against facilities that received Hazardous Materials generated or used by the Business; (f) since May 2, 2005, none of Parent or any of its Affiliates has received a written notice or otherwise has Knowledge that any Governmental Authority intends to cancel or terminate any Environmental Permit required to carry on the Business as currently conducted and (g) Parent and the Seller have provided to the Purchaser all environmental assessments, audits and studies of the Real Property or the Business that are in the possession or control of Parent or the Seller.

          SECTION 3.12. Material Contracts. (a) Section 3.12(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) to which Parent or any of its Affiliates is a party that relate to the Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.14(a) of the Disclosure Schedule), all Carbonless Paper Business IP Agreements, including those listed or otherwise set forth in Section 3.13(a) of the Disclosure Schedule, the purchase orders with the parties listed in Section 3.12(a)(ii) of the Disclosure Schedule and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.15(b) of the Disclosure Schedule, being "Material Contracts"):

          (i) each contract, agreement, invoice and other arrangement, for the sale or purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to Parent or any of its Affiliates relating primarily to the Carbonless Paper Business and solely to the Non-Carbonless Paper Business, under the terms of which such Person: (A) is likely to receive or pay or otherwise give consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 2006 or (B) is likely to receive or pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;

          (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which Parent or any of its Affiliates is a party in excess of $100,000 and which relate primarily to the Carbonless Paper Business or solely to the Non-Carbonless Paper Business;

          (iii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) relating primarily to the Carbonless Paper Business or solely to the Non-Carbonless Paper Business to which Parent or any of its Affiliates is a party and which cannot be cancelled by such Person without penalty or further payment and without more than 30 days' notice;

          (iv) all contracts and agreements with any Governmental Authority relating primarily to the Carbonless Paper Business or solely to the Non-Carbonless Paper Business to which Parent or any of its Affiliates is a party;

          (v) all contracts and agreements that limit or purport to limit the ability of Parent or any of its Affiliates (relating to the Business) to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (vi) all contracts and agreements between or among Parent or any of its Affiliates (relating to the Business), on the one hand, and one or more Affiliates of Parent, on the other hand;

          (vii) all contracts and agreements providing for benefits under any Plan; and

          (viii) all other contracts and agreements, whether or not made in the ordinary course of business, the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.12 and Sections 3.14, 3.15 and 3.16, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Except as set forth in Section 3.12(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, (ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.03 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 3.12(b) of the Disclosure Schedule, the Seller is not in breach of, or default under, any Material Contract.

          (c) The Seller has made available to the Purchaser true and complete copies of all Material Contracts.

          (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the Purchased Assets.

          (e) Article XI of the Equity and Asset Purchase Agreement is valid and binding on the parties thereto and is in full force and effect, and is enforceable by Ultimate Parent, Parent, the Seller and their respective subsidiaries and Affiliates.

          (f) Except as set forth in Section 3.12(f) of the Disclosure Schedule or under supply contracts entered into in the ordinary course of business consistent with past practice or under the Equity and Asset Purchase Agreement, none of Parent or any of its Affiliates is currently obligated to indemnify any other Person for an amount exceeding $1,000,000 that relates to the Business.

          (g) Except as set forth in Section 3.12(g) of the Disclosure Schedule, none of Parent or any of its Affiliates is party to any sales contract relating primarily to the Carbonless Paper Business or solely to the Non-Carbonless Paper Business for the sale of goods or services in an amount, individually or in the aggregate, in excess of $250,000, containing a provision of the type commonly referred to as a "most favored nation" provision.

          (h) Except in respect of Shared Contracts or as set forth in Section 3.12(h) of the Disclosure Schedule, none of Parent or any of its Affiliates is party to any contract for the purchase of any product or service in an amount, individually or in the aggregate, in excess of $250,000, under which any Person has the right to be the exclusive provider of any product or service to the Business or to supply a fixed percentage of the requirements of any product or service of the Business.

          (i) Except as set forth in Section 3.12(i) of the Disclosure Schedule, none of Parent or any of its Affiliates is party to any contract (relating to the Business) for the sale of goods or services in an amount, individually or in the aggregate, in excess of $250,000, under which any Person has the right to be the exclusive or a preferred recipient of any product or service of the Business.

          SECTION 3.13. Intellectual Property. (a) Section 3.13(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and pending patent applications, registered trademarks and pending trademark applications, registered copyrights and pending copyright applications, and domain names, in each case that is Owned Carbonless Paper Business Intellectual Property and Owned Business Intellectual Property, (ii) all Carbonless Paper Business IP Agreements and (iii) all other Intellectual Property material to the Business.

          (b) Except for the licenses set forth on Section 3.13(b) of the Disclosure Schedule, the Seller is the exclusive owner of the entire right, title and interest in and to the Owned Carbonless Paper Business Intellectual Property and the Owned Business Intellectual Property, free of all Encumbrances, and has a valid license to use the Licensed Carbonless Paper Business Intellectual Property and all the Licensed Business Intellectual Property in the continued operation of the Business without limitation. The Owned Carbonless Paper Business Intellectual Property, the Owned Business Intellectual Property and, to the Knowledge of the Seller, the Licensed Carbonless Paper Business Intellectual Property and the Licensed Business

Intellectual Property have not been adjudged invalid or unenforceable in whole or in part. To the Knowledge of the Seller, the Owned Carbonless Paper Business Intellectual Property and the Owned Business Intellectual Property are valid and enforceable.

          (c) To the Knowledge of the Seller, the conduct of the Business does not infringe or misappropriate or otherwise violate the Intellectual Property of any third party, and, except as disclosed in Section 3.13(c) of the Disclosure Schedule, no Action alleging any of the foregoing is pending, and no unresolved, written Claim has been threatened or asserted against Parent or any of its Affiliates alleging any of the foregoing. To the Knowledge of the Seller, no Person is engaging in any activity that infringes or misappropriates the Owned Carbonless Paper Business Intellectual Property or the Owned Business Intellectual Property.

          (d) Except as disclosed in Section 3.13(d) of the Disclosure Schedule, no Owned Carbonless Paper Business Intellectual Property, no Owned Business Intellectual Property, and, to the Knowledge of the Seller, no Licensed Carbonless Paper Business Intellectual Property and no Licensed Business Intellectual Property is subject to any outstanding decree, settlement, consent, order, injunction, judgment or ruling restricting the use of all such Intellectual Property or that would impair the validity or enforceability of all such Intellectual Property.

          (e) Parent and its Affiliates have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets that are material to the Business. To the Knowledge of the Seller, no unauthorized disclosure of any such trade secrets has been made.

          (f) To the Knowledge of the Seller, the Computer Software used in and material to the Business is free of all viruses, worms, Trojan horses, and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt the operation of the Business.

          (g) All Intellectual Property owned by or licensed to Parent, the Seller or any of Parent's other Affiliates that is necessary for the conduct of the Business as contemplated by the "Carbonless Systems Business Overview" presented to the Purchaser by Parent on October 3, 2005, is included in the Intellectual Property being assigned, licensed or sub-licensed to the Purchaser in connection with the transactions contemplated by this Agreement and in accordance with the terms hereof.

          SECTION 3.14. Real Property. (a) Section 3.14(a) of the Disclosure Schedule lists: (i) each parcel of Owned Real Property, (ii) the current owner of each parcel of Owned Real Property, and (iii) the numbers of the Seller's Title Policies corresponding to each parcel.

          (b) Section 3.14(b) of the Disclosure Schedule lists: (i) each parcel of Leased Real Property and (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

          (c) Except as described in Section 3.14(c) of the Disclosure Schedule, to the Knowledge of the Seller and Parent there is no violation of any Law (including any building, planning or zoning law) relating to any of the Real Property. The Seller has made available to the Purchaser true and complete copies of each deed for each parcel of Owned Real Property and, to the extent in the possession of Parent or any of its Affiliates, for each parcel of Leased Real Property, and of each lease, title insurance policy, title report, survey, certificate of occupancy and appraisal relating to or otherwise affecting the Real Property or the operations of Parent and its Affiliates (as they relate to the Business) thereon. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it currently is conducted. Except as set forth in Section 3.14(c) of the Disclosure Schedule, none of Parent or any of its Affiliates has leased any parcel or any portion of any parcel of Real Property to any other Person and none of Parent or any of its Affiliates has granted to any Person any license or other occupancy agreement relating to the Real Property, nor has Parent or any of its Affiliates assigned its interest under any lease listed in
Section 3.14(b) of the Disclosure Schedule to any third party.

          (d) Section 3.14(d) of the Disclosure Schedule sets forth a true and complete list of all leases relating to the Real Property and any and all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof. All such leases are in full force and effect, and with respect to each of such leases (i) there are no existing monetary defaults or material non-monetary defaults by Parent or any of its Affiliates or by the lessor thereof and (ii) no event has occurred which (with notice, lapse of time or both) would constitute an uncured monetary default or material non-monetary default by Parent or any of its Affiliates. With respect to each of such leases, except as otherwise set forth in Section 3.14(b) of the Disclosure Schedule, none of Parent or any of its Affiliates has exercised or given any notice of exercise of, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation.

          (e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, the interests of the Seller in the Owned Real Property and Parent and its Affiliates in the Leased Real Property to be transferred pursuant to this Agreement are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

          (f) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of the Seller and Parent, threatened in writing against the Real Property.

          (g) To the Knowledge of the Seller and Parent no improvements on the Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions and agreements in any material way.

          (h) Neither the Seller nor Parent has received any written notice that any improvement on any Real Property is not wholly within the lot limits of such Real Property or encroaches on any adjoining premises or Encumbrance benefiting such Real Property, and neither the Seller nor Parent has any Knowledge of any encroachments on any Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises that materially and adversely affect the Business currently operated thereon.

          (i) The Seller has good and valid fee title to each parcel of Owned Real Property, free and clear of all liens except for Permitted Encumbrances. Parent and its Affiliates have valid leasehold or subleasehold interests in all Leased Real Property, in each case free and clear of all liens except for Permitted Encumbrances and rights of the landlord under the applicable lease and applicable Law.

          SECTION 3.15. Tangible Personal Property. (a) The Tangible Personal Property currently used in the Business is reflected in all material respects on the Reference Balance Sheet.

          (b) Section 3.15(b) of the Disclosure Schedule sets forth a true and complete list of all leases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including all amendments and consents) providing for payments in excess of $250,000.

          SECTION 3.16. Assets. (a) Except as set forth in Section 3.16(a) of the Disclosure Schedule, Parent and its Affiliates own, lease or have the legal right to use all the properties and assets, including the Carbonless Paper Business Intellectual Property, the Carbonless Paper Business IP Agreements, the Business Intellectual Property, the Real Property and the Tangible Personal Property, used in the conduct of the Business as currently conducted and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by Parent and its Affiliates (as such relate to the Business) or in or relating to the Business, all of which properties, assets and rights are included in the Purchased Assets.

          (b) Except for those assets and services to be provided pursuant to the Transition Services Agreement and except for the Excluded Intellectual Property, the Purchased Assets, the Intellectual Property to be licensed under the Technology License Agreement and the Technology Sub-License Agreement and the rights to be provided to the Purchaser in respect of Shared Contracts constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since December 31, 2005, Parent and its Affiliates have caused the Purchased Assets to be maintained in accordance with good business practice consistent with past practice, and all the Purchased Assets are in all material respects in good operating condition and repair, wear and tear excepted, and are suitable in all material respects for the purposes for which they are currently used.

          (c) Except as set forth in Sections 3.12(b), 3.14(c), 3.16(a) and 3.16(c) of the Disclosure Schedule and subject to the receipt of the consents listed on Sections 3.02 and 3.03 of the Disclosure Schedule, Parent and its Affiliates have, or immediately prior to Closing will have, the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of Parent and its Affiliates in, the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

          SECTION 3.17. Customers. Listed in Section 3.17 of the Disclosure Schedule are the names of the ten most significant customers of the Business, on the basis of revenues generated, for the twelve-month period ended December 31, 2005, and the amount for which each such customer was invoiced during such period. Except as set forth in Section 3.17 of the Disclosure Schedule, as of the date hereof, none of Parent or any of its Affiliates has received any written notice and, to the Knowledge of the Seller and Parent, has no reason to believe that any such customer has ceased, or will cease, to purchase the products or goods manufactured by the Seller in connection with the Business, or has substantially reduced, or will substantially reduce, the purchase of such products or goods at any time.

          SECTION 3.18. Suppliers. Listed in Section 3.18 of the Disclosure Schedule are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the Business, on the basis of expenditures, for the twelve-month period ended December 31, 2005 and the amount for which each such supplier invoiced Parent or any of its Affiliates during such period. Except as set forth in Section 3.18 of the Disclosure Schedule, as of the date hereof, none of Parent or any of its Affiliates has received any written notice and, to the Knowledge of the Seller or Parent, has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Purchaser at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases. Except as set forth on Section 3.18 of the Disclosure Schedule, all of the raw materials, supplies, merchandise and other goods supplied to the Business necessary to operate the Business are generally available in the market from more than one source.

          SECTION 3.19. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.19(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller who performs or performed services with the Business, (ii) any material plan in respect of which the Seller could incur liability under Section 4212(c) of ERISA, and (iii) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Seller, including any contracts, arrangements or understandings relating to the sale of the Purchased Assets (collectively, the "Plans"). Each Plan is in writing and, with respect to each Plan in which persons employed in the Business currently participate, the Seller has furnished to the Purchaser a complete and accurate copy of each Plan and, with respect to the Seller's Hourly Pension Plan, a complete and accurate copy of each material document prepared in connection with each such Plan, including a copy of (I) each trust or other funding arrangement, (II) each summary plan description and summary of material modifications, (III) the most recently filed IRS Form 5500, (IV) the most recently received IRS determination letter for each such Plan, and (V) the most recently prepared actuarial report and financial statement in connection with each such Plan. With respect to employees covered by a collective bargaining agreement, the Seller has no express or implied commitment, whether legally enforceable or not, (1) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement that would be a Plan if it were established, (2) to enter into any contract or agreement to provide compensation or benefits to any individual who performed or performs services with the Business, or (3) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans obligates the Seller to pay separation, severance, termination or similar benefits to any such person solely as a result of any transaction contemplated by this Agreement. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

          (c) Compliance with Applicable Law. Each Plan is now and, during any period for which the applicable statute of limitation has not expired, has been operated in all material respects in accordance with the requirements of all applicable Law, including ERISA and the Code. The Seller has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no knowledge of any default or violation by any party to, the Seller's Hourly Pension Plan (as defined in Section 6.04). No Action is pending or, to the Knowledge of the Seller, threatened with respect to the Seller's Hourly Pension Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such Action.

          (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Seller or any of its ERISA Affiliates that is intended to be qualified as a voluntary employees' beneficiary association and that is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

          (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to the Seller's Hourly Pension Plan. Neither the Seller nor any of its ERISA Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists or is contemplated (including the transactions contemplated by this Agreement) that could reasonably be expected to give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. None of the assets of the Seller or any of its ERISA Affiliates is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Seller nor any Affiliate has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

          SECTION 3.20. Labor Matters. Except as set forth in Section 3.20 of the Disclosure Schedule, (a) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller in connection with the Business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business, (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Seller, threatened between the Seller and any of its employees employed in connection with the Business, and the Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years, (c) the Seller has not breached or otherwise failed to comply in any material respect with the provisions of any collective bargaining or union contract applicable to employees employed in connection with the Business, and there are no grievances outstanding against the Seller under any such agreement or contract which could result in any material liability, (d) there are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority which could result in any material liability, (e) the Seller is currently in compliance in all material respects with all applicable Laws relating to the employment of labor with respect to the Business, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from current and former employees of the Seller employed in connection with the Business and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, (f) the Seller has paid in full to all of the current and former employees of the Seller employed in connection with the Business or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, (g) there is no material claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Knowledge of the Seller, threatened against the Seller before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller in connection with the Business, (h) the Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices relating to the Business, (i) there is no charge or proceeding with respect to a material violation of any occupational safety or health standard that has been asserted or is now pending or, to the Knowledge of the Seller, threatened with respect to the Seller relating to the Business and (j) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Seller, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person in connection with the Business.

          SECTION 3.21. Key Employees. A letter provided by Parent and the Seller to the Purchaser prior to the date hereof lists the name, place of employment, current annual salary rates, bonuses and accrued vacation during the period from May 2, 2005 through December 31, 2005, and in 2006, the date of employment and position of each current salaried employee, officer, director or consultant of the Seller who is employed or retained in connection with the Business and whose annual compensation exceeded (or, in 2006, is expected to exceed) $100,000.

          SECTION 3.22. Taxes. (a) All Tax Returns required to be filed by or with respect to the Seller, the Purchased Assets or the Business (including any consolidated, combined or unitary Tax Return that includes the Seller) have been timely filed (taking into account any validly obtained extensions), (b) all Taxes required to be shown on such Tax Returns or otherwise due by or with respect to the Seller, the Purchased Assets or the Business have been timely paid, (c) all such Tax Returns (insofar as they relate to the Seller, the Purchased Assets or the Business) are true, correct and complete in all material respects, (d) no adjustment relating to such Tax Returns has been proposed in writing by any Governmental Authority (insofar as either relates to the Seller, the Purchased Assets or the Business), (e) there are no pending or, to the best Knowledge of the Seller or Parent after due inquiry, overtly threatened Actions for the assessment or collection of Taxes against the Seller, the Purchased Assets or the Business or any Person that was included in the filing of a Tax Return with the Seller on a consolidated, combined or unitary basis, in each case, relating to the Purchased Assets or the Business, (f) there are no Tax liens on any of the Purchased Assets except for Taxes not yet due and payable,
(g) there are no written requests for information outstanding from a Tax authority in respect of Taxes that could affect the Taxes relating to the Business, (h) neither the Seller nor Parent has received any notice or inquiry from any jurisdiction where the Seller or Parent does not currently file Tax Returns to the effect that such filings may be required with respect to the Business or that the Business may otherwise be subject to taxation by such jurisdiction, (i) Parent, the Seller and Parent's other Affiliates have properly and timely withheld, collected or deposited all amounts required to be withheld, collected or deposited in respect of Taxes relating to the Purchased Assets or the Business, (j) except as disclosed in Section 3.22(j) of the Disclosure Schedule, there are no Tax claims or audits by any Tax authority in progress or pending relating to the Purchased Assets or the Business, nor has the Seller or Parent received any written notice indicating that a Governmental Authority intends to conduct or assert such a claim, audit, other investigation or inquiry, (k) no Assumed Liabilities consist of any tax sharing or tax indemnity agreements pursuant to which the Purchaser will have an obligation to make a payment to any Person after the Closing, (l) (A) the Seller is entitled to the reduced rates of Tax or other Tax benefits under the Enterprise Zone Agreement entered into between the Board of Commissioners of Ross County and MW Custom Papers, LLC on October 15, 2003 (the

"Enterprise Zone Agreement") and (B) except as disclosed in Section 3.22(l) of the Disclosure Schedule none of Parent, Seller or any of Parent's other Affiliates, are a party to, or otherwise entitled to the benefits of, any similar agreement relating to the Purchased Assets or the Business, (m) Section 3.22(m) of the Disclosure Schedule lists all state and local jurisdictions in which the Seller has made estimated or other Tax payments of sales Taxes, use Taxes or Income Taxes, and (n) any unpaid liability of the Seller for the commercial activities Tax and sales Taxes of the State of Ohio that have accrued but that are not yet due and payable does not exceed $10,000 in the aggregate.

          SECTION 3.23. Insurance. All material assets, properties and risks of Parent, the Seller and Parent's other Affiliates (relating to the Business) are, and since May 2, 2005, have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of Parent, the Seller and Parent's other Affiliates with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Parent, the Seller and Parent's other Affiliates.

          SECTION 3.24. Brokers. There is no brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

          SECTION 3.25. Licenses and Permits. Except as set forth in Section
3.25 of the Disclosure Schedule, Parent, the Seller and Parent's other Affiliates have all governmental licenses, permits and authorizations necessary to conduct the Business, except for such governmental licenses, permits and authorizations the absence of which would not have a Material Adverse Effect; provided, however, that this Section 3.25 shall not cover the Seller's possession of Environmental Permits necessary to conduct the Business. Since May 2, 2005, none of Parent, the Seller or any of Parent's other Affiliates has received a written notice or otherwise has Knowledge that any Governmental Authority intends to cancel or terminate any material license, permit, certificate or other authorization required to carry on the Business as currently conducted.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

          As an inducement to Parent and the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to Parent and the Seller as follows:

          SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Parent and the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

          SECTION 4.02. No Conflict. Assuming the termination or expiration of the waiting periods under the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would, in the case of clause (b) or
(c), prevent or materially delay the ability of the Purchaser to carry out its obligations under, or the consummation of the transactions contemplated by, this Agreement or the Ancillary Agreements.

          SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except (a) the pre-merger notification and waiting period requirements of the HSR Act, and (b) pursuant to the applicable rules of the German Act against Restraints of Competition. The Purchaser filed a Notification and Report Form under the HSR Act with respect to the transactions contemplated hereby on January 26, 2006.

          SECTION 4.04. Financing. The Purchaser has or will have all funds necessary to consummate the transactions contemplated by this Agreement.

          SECTION 4.05. Litigation. No Action by or against the Purchaser is pending or, to the knowledge of the Purchaser after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby or the ability of the Purchaser to consummate the transactions contemplated hereby or thereby.

          SECTION 4.06. Brokers. Except for Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of Credit Suisse First Boston.

          SECTION 4.07. Knowledge of Breach. As of the date hereof, none of the executive officers of the Purchaser has actual knowledge of any breach of any representation or warranty contained in Article III.

          SECTION 4.08. Disclaimer of Warranties. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, IT IS PURCHASING THE PURCHASED ASSETS AND ASSUMING THE ASSUMED LIABILITIES IN THEIR PRESENT CONDITION, "AS IS, WHERE IS," AND THAT NEITHER THE SELLER NOR PARENT HAS MADE OR IS MAKING ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, CONCERNING THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES, WHETHER AS TO CONDITION OR VALUE OR OTHERWISE, OTHER THAN AS SPECIFICALLY STATED IN THIS AGREEMENT.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. Conduct of Business Prior to the Closing. (a) Parent and the Seller covenant and agree that, with respect to the Business and the Purchased Assets, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not, and Parent shall not permit the Seller to, conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, Parent and its Affiliates shall (as it relates to the Business) (i) continue their advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, (ii) maintain the customary payment cycles for any payables or receivables incurred in connection with the Business consistent with past practice in all material respects, (iii) use their reasonable best efforts to (A) preserve intact the business organization of the Business, (B) keep available the services of the employees of the Seller, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Business, and (D) preserve their current relationships with the customers and vendors of the Business and other Persons with which they have had significant business relationships relating to the Business, (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.14(b) of the Disclosure Schedule that by their terms would otherwise expire, (v) except for this Agreement, any Ancillary Agreement or any contract or agreement entered into in the ordinary course of business consistent with past practice that are on terms no less favorable to the Business than those that would be obtained in similar transactions with unaffiliated Persons, not enter into any contract or agreement with any Affiliate that will be an Assumed Liability and (vi) not enter into any retention or similar arrangement with employees of the Seller to whom offers of employment are to be made pursuant to Section 6.01 without the prior written consent of the Purchaser.

          (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed or conditioned), the Seller will not do any of the things specified in Section 3.08(b) (other than Section 3.08(b)(xix)).

          SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice and subject to such limitations as may be required by applicable Law, each of Parent, the Seller and Parent's other Affiliates shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of Parent, the Seller and Parent's other Affiliates (relating to the Business), including access to enter upon such properties, plants and facilities to conduct an ASTM 1527-00 Phase I Environmental Site Assessment, provided that as part of the Phase I Environmental Site Assessment the Purchaser and its agents cannot contact any Governmental Authority to discuss any environmental matters involving or in any way associated with the Seller, MeadWestvaco or the Operating Sites without the express written consent of the Seller explicitly approving such communication, and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any Knowledge relating to the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that the Purchaser, its agents and consultants shall not meet and confer with any Governmental Authority or have access to enter upon such properties, plants and facilities to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of testing without the prior written consent of the Seller explicitly approving such prohibited activity.

          (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

          (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, Parent, the Seller and Parent's other Affiliates shall (i) retain the books and records of such Person which relate to the Business and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and

(ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the Purchaser's expense), during normal business hours, to such books and records.

          SECTION 5.03. Confidentiality. (a) The Seller and Parent agree to, and Parent shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, (ii) in the event that Parent, the Seller or any such agent, representative, Affiliate, employee, officer or director of either of them becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of Parent, the Seller or any of their respective agents, representatives, Affiliates, employees, officers or directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of Parent, the Seller or any of their respective agents, representatives, Affiliates, employees, officers or directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Parent, the Seller, or any of their respective agents, representatives, Affiliates, employees, officers or directors; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. The provisions of this Section 5.03(a) shall not apply to the coated and uncoated paper business operated by Parent and its Affiliates other than the Seller, or to the Seller's Non-Carbonless Paper Business except with respect to any of the Purchased Assets and the Assumed Liabilities that solely relate to the Seller's Non-Carbonless Paper Business. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. In addition, nothing in this Section 5.03(a) shall require Parent or the Seller to disclose any information that such Person is required to keep confidential by Law or pursuant to agreements or contracts with third parties.

          (b) The Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated by this Agreement is subject to the terms of a confidentiality agreement among the Purchaser, the Seller and Parent (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate as to confidentiality with


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

respect to information relating to the Business; provided, however, that the Purchaser acknowledges that any and all other terms and conditions of the Confidentiality Agreement (including relating to the confidentiality of information relating to Parent and its Affiliates other than information relating to the Business) shall survive the Closing Date in accordance with the terms of the Confidentiality Agreement.

          SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the Purchaser, Parent and the Seller shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with each other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, including pursuant to the applicable rules of the German Act against Restraints of Competition. Each party hereto agrees to, if necessary, supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act and the applicable rules of the German Act against Restraints of Competition.

          (b) The Seller and Parent shall give promptly such notices to third parties and use their reasonable best efforts to obtain such third party consents and estoppel certificates as the Purchaser may reasonably require in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that neither the Seller nor Parent shall have any obligation to give any guarantee or other consideration in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Seller or Parent may reasonably determine to be adverse to their interests.

          (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller and Parent in giving such notices and obtaining such consents and estoppel certificates; provided, however, that, except as required pursuant to Section 5.04(f), the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser may reasonably determine to be adverse to the interests of the Purchaser or the Business.

          (d) The Seller, Parent and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Parent or any of its Affiliates is a party is not obtained prior to the Closing, the Seller and Parent will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller and Parent shall use their reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller and Parent provide such rights and benefits, the Purchaser, as the case may be, shall assume the obligations and burdens thereunder.

          (e) The Seller, Parent and the Purchaser agree to use their reasonable best efforts to provide the Purchaser with the rights and benefits under any lease, license, contract, commitment or other agreement or arrangement to which Parent or any of its Affiliates is a party pursuant to a Shared Contract for the term of such Shared Contracts; provided that, for contracts or agreements for the purchase of Inventory, other materials or personal property from any supplier, the term of rights and benefits to be provided by the Seller and Parent pursuant to this Section 5.04(e) shall be through December 31, 2006, and, if the Seller and Parent provide such rights and benefits, the Purchaser, as the case may be, shall assume the obligations and burdens thereunder; provided, however, that, in connection with providing the Purchaser with rights and benefits pursuant to Shared Contracts, neither the Seller nor Parent shall have any obligation to give any guarantee or other consideration or to consent to any change in the terms of any agreement or arrangement which the Seller or Parent may reasonably determine to be adverse to their interests.

          (f) The Purchaser shall use its reasonable best efforts to cause itself to be substituted for Parent or any of its Affiliates, effective as of the Closing Date or as promptly thereafter as reasonably practicable, in respect of all obligations of Parent and any of its Affiliates under each of the guarantees and other financial assurance arrangements or commitments obtained or entered into by Parent or any of its Affiliates for the benefit of the Business set forth in Section 5.04(f) of the Disclosure Schedule (the "Guarantees"). To the extent such substitution contemplated by the first sentence of this Section 5.04(f) has been effected, Parent and its Affiliates shall from and after the Closing cease to have any obligation whatsoever arising from or in connection with the Guarantees. To the extent such substitution contemplated by the first sentence of this Section 5.04(f) has not been effected, the Purchaser shall (i) use its reasonable best efforts to effect such substitution as soon as practicable and (ii) indemnify Parent and its Affiliates with respect to any such Guarantees in accordance with Article VIII.

          SECTION 5.05. Notice of Developments. Prior to the Closing, each of the Seller and Parent, on the one hand, and the Purchaser, on the other hand, shall promptly notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such party in this Agreement or which could have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect to the extent that any such breach would reasonably be expected to cause the conditions to the obligations of the Seller, Parent or the Purchaser to consummate the transactions contemplated hereby not to be satisfied.

          SECTION 5.06. Non-Competition. (a) None of Parent or any of its Affiliates shall, for a period of three years after the Closing (the "Restricted Period"), engage, directly or indirectly, in any business anywhere that manufactures, produces, distributes or supplies products or services of the kind manufactured, produced, distributed or supplied by the Carbonless Paper Business on the Closing Date or as contemplated by the "Carbonless Systems Business Overview" presented by Parent on October 3, 2005, to be manufactured, produced, distributed or supplied or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder or consultant, any Person anywhere that


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

manufactures, produces, distributes or supplies products or services of the kind manufactured, produced, distributed or supplied by the Carbonless Paper Business on the Closing Date or as contemplated by the "Carbonless Systems Business Overview" presented by Parent on October 3, 2005, to be manufactured, produced, distributed or supplied. Except as expressly set forth in Section 5.06(c), nothing in Section 5.06(c) shall be deemed to restrict in any manner the conduct by Parent or any of its Affiliates of the coated and uncoated paper business.

          (b) As a separate and independent covenant, Parent agrees with the Purchaser that, during the Restricted Period, none of Parent or any of its Affiliates will in any way, directly or indirectly, for the purpose of engaging in any business that manufactures, produces, distributes or supplies products or services of the kind manufactured, produced, distributed or supplied by the Carbonless Paper Business on the Closing Date or as contemplated by the "Carbonless Systems Business Overview" presented by Parent on October 3, 2005, to be manufactured, produced, distributed or supplied, do any business with, or solicit any customers of, the Carbonless Paper Business with whom the Carbonless Paper Business or Parent or any of its Affiliates had any dealings in connection with the Carbonless Paper Business during the period of time in which the Carbonless Paper Business was owned by Parent and its Affiliates, or induce or attempt to induce any of the officers or employees of the Carbonless Paper Business or the Purchaser to leave the employ of the Purchaser or to violate the terms of their employment contracts, or any employment arrangements, with the Purchaser; provided, however, that the foregoing will not prohibit a general solicitation to the public through general advertising.

          (c) As a separate and independent covenant, Parent agrees with the Purchaser that, during the Restricted Period, none of Parent or any of its Affiliates will solicit any customer listed in Section 5.06(c) of the Disclosure Schedule for the purchase of any of the products listed opposite such customer's name on Section 5.06(c) of the Disclosure Schedule.

          (d) Notwithstanding anything to the contrary contained in Section 5.06(a):

          (i) Parent or any of its Affiliates may directly or indirectly hold interests or securities of any Person who is engaged in the manufacture, production, distribution and supply of products and services of the kind manufactured, produced, distributed or supplied by the Carbonless Paper Business on the Closing Date or as contemplated by the "Carbonless Systems Business Overview" presented by Parent on October 3, 2005, to be manufactured, produced, distributed or supplied and whose securities are listed on any national securities exchange, to the extent that such investment does not directly or indirectly confer on Parent or any of its Affiliates more than 5% of the outstanding voting power of such Person, as long as the Person owning such securities has no other connection or relationship with such competitor; and

          (ii) Parent or any of its Affiliates may acquire a business, assets and/or more than 50% of the outstanding capital stock or other equity interests in any Person that derived less than 10% of its total annual revenues in its most recent fiscal year from the manufacture, production, distribution and supply of products and services of the kind manufactured, produced, distributed or supplied by the Carbonless Paper Business on the Closing Date or as contemplated by the "Carbonless Systems Business Overview" presented by Parent on October 3, 2005, to be conducted.


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

          (e) Except for the persons listed in the letter provided by the Purchaser to Parent on the date hereof, as a separate and independent covenant, the Purchaser agrees with Parent that, during the Restricted Period, the Purchaser will not, in any way, directly or indirectly, induce or attempt to induce any of the officers or employees of Parent or any of its Affiliates (other than the officers or employees listed on Exhibit 6.01) to leave the employ of Parent or its Affiliates or to violate the terms of their employment contracts, or any employment arrangements, with Parent or its Affiliates; provided, however, that the foregoing will not prohibit a general solicitation to the public through general advertising.

          (f) Each of the Seller, Parent and the Purchaser acknowledge that the covenants of the Seller, Parent and the Purchaser set forth in this Section 5.06 are an essential element of this Agreement and that, but for the agreement of the Seller, Parent and the Purchaser to comply with these covenants, the other party or parties would not have entered into this Agreement. Each of the Seller, Parent and the Purchaser acknowledge that this Section 5.06 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Seller, Parent or the Purchaser. Each of the Seller, Parent and the Purchaser has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.06 are reasonable and proper.

          SECTION 5.07. Excluded Liabilities; Assumed Liabilities. Parent or the Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable. The Purchaser shall pay and discharge the Assumed Liabilities as and when the same become due and payable.

          SECTION 5.08. Tax Cooperation and Exchange of Information; Other Tax Matters. (a) In addition to the terms set forth in Section 5.02 of this Agreement, Parent, the Seller and Parent's other Affiliates, on the one hand, and the Purchaser, on the other hand, shall provide each other with such cooperation and information as either of them reasonably may request of the other in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a liability for Taxes or a right to a refund of Taxes or (iii) participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents in their possession relating to rulings or other determinations by Tax authorities. Parent, the Seller and Parent's other Affiliates, on the one hand, and the Purchaser, on the other hand, shall make themselves (and their respective employees) available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this Section 5.08. Each of Parent and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets or the Business for the first taxable period ending after the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods and (ii) six years following the due date (without extension) for such Tax Returns. After such time, before Parent or the Purchaser shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given the opportunity, after 90 days' prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this Section 5.08 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          (b) Parent agrees to (and shall cause its Affiliates to) assist and otherwise cooperate with the Purchaser in obtaining the transfer to the Purchaser of the employer rate of the Seller in respect of unemployment Taxes in Ohio and any other jurisdiction that the Purchaser may identify or in which the Purchased Assets are located or the Business is conducted, including joining the Purchaser in the timely and proper filing of any elections required under applicable law to effect the foregoing or filing any such election on behalf of the Purchaser.

          (c) Parent agrees to (and shall cause its Affiliates to) assist and otherwise cooperate with the Purchaser in obtaining the transfer to the Purchaser of the reduced rates of Tax and other Tax benefits to which Parent, the Seller or any of Parent's other Affiliates are entitled to under the Enterprise Zone Agreement and the agreements listed in Section 3.22(l) of the Disclosure Schedule to the extent relating to the Purchased Assets or the Business, including, requesting, filing and executing any elections, agreements and any other necessary documents required for the transfer or assignment of such agreements to the Purchaser from the appropriate Governmental Authority or any other counterparty to such agreements.

          SECTION 5.09. Conveyance Taxes. Each of Parent and the Purchaser shall be liable for one-half of the Conveyance Taxes up to an aggregate amount equal to $40,000 (or $20,000 each) which become payable in connection with the transactions contemplated by this Agreement. Parent shall be liable for and shall hold the Purchaser harmless against any Conveyance Taxes in excess of $40,000 which become payable in connection with the transactions contemplated by this Agreement. Parent or the Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable Parent and the Seller to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide Parent with an executed copy thereof.

          SECTION 5.10. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

          SECTION 5.11. Risk of Loss. (a) The risk of loss or damage by fire or other casualty to any Owned Real Property, Leased Real Property or Tangible Personal Property before the Closing is assumed by Parent. In the event that any Owned Real Property, Leased Real Property or Tangible Personal Property shall suffer any fire or casualty or any injury before the Closing, Parent agrees to
(i) repair the damage at its sole cost and expense before the date set for delivery of the deed or assignment, as applicable, hereunder, or (ii) make an appropriate


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

reduction in the Purchase Price based on a reasonable approximation of the cost of such repair as agreed by the parties, or (iii) assign to the Purchaser the proceeds of any insurances covering such fire, casualty or injury. The risk of loss or damage by fire or other casualty to any Owned Real Property, Leased Real Property or Tangible Personal Property after the Closing is assumed by the Purchaser.

          (b) The risk of loss or damage to the Owned Real Property or the Leased Real Property by condemnation before delivery of the applicable deed or assignment is assumed by Parent or the Seller, as applicable. In the event any condemnation proceeding is commenced after the date hereof, Parent or the Seller shall assign to the Purchaser at the Closing all of the Seller's right, title and interest in and to all awards made in respect of such condemnation and shall pay over to the Purchaser all amounts theretofore received by the Seller in connection with such condemnation. The risk of loss or damage to any Owned Real Property or the Leased Real Property by condemnation after the Closing is assumed by the Purchaser.

          SECTION 5.12. Proration; Certain Charges and Taxes. (a) Except as provided in Section 5.09 or otherwise under this Agreement, all Property Taxes levied with respect to the Purchased Assets or the Business for the Straddle Period, whether imposed or assessed before or after the Closing Date, shall be prorated between the Seller and Parent, on the one hand, and the Purchaser, on the other hand, as of 12:01 A.M. on the day after the Closing. If any Taxes subject to proration are paid by the Purchaser, on the one hand, or the Seller or Parent, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund) and a request is made for such amount. All Taxes (other than Property Taxes) with respect to the Purchased Assets or the Business for the Straddle Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (b) Except as otherwise provided in this Agreement, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by the Seller for any period in which the Closing shall occur (including base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel) shall be apportioned as of the Closing and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the day after the Closing. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

          (c) All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that the Seller shall not be entitled to that portion of any such installment applicable to any period from and after the Closing Date, and if the Purchaser or the Seller, as the case may be, shall receive any such payments after the Closing Date, it shall promptly remit to such other party its share of such payments.

          (d) The prorations pursuant to this Section 5.12 may be calculated after the Closing, as each item to be prorated (including any such Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due; provided that, in any event, any such proration shall be calculated not later than thirty (30) days after the party requesting the proration of any item obtains the information required to calculate such proration.

          SECTION 5.13. Compliance with Environmental Transfer Statutes. The Seller shall, at its own cost and expense, be responsible for complying with the notice requirements of any Environmental Laws regarding the sale or transfer of the Operating Sites. Such notice requirements shall be satisfied, to the extent possible, prior to the Closing Date.

          SECTION 5.14. Historical Off-Site Environmental Liabilities Limitations. The Purchaser agrees that, with regard to Historical Off-Site Environmental Liabilities, neither the Purchaser nor any of its Affiliates shall undertake any non-subsurface sampling or analysis, subsurface investigation, or any communication with any Governmental Authority by or on behalf of the Purchaser or its Affiliates after the Closing Date unless such sampling, analysis, investigation, or communication is (1) required by any Environmental Law; (2) in response to a request of a Governmental Authority; or (3) during the normal course of business arising out of repairs, modifications, maintenance, or construction activities that are conducted consistent with normal industrial practices (provided, however, any such sampling or analysis, subsurface investigation, or communication with a Governmental Authority shall not be considered "required by Environmental Law" if such sampling, analysis, investigation or communication occurs as a result of: (a) a Change at an Operating Site; or (b) due diligence conducted by a future purchaser or financing source). Subject to the limitations set forth in Section 8.07, the Seller shall have the right to recover for Losses from the Purchaser for a breach of this provision, notwithstanding the status of Historical Off-Site Environmental Liabilities as Excluded Liabilities, if and solely to the extent that the action taken constituting the breach of this provision was taken by an employee of the Purchaser who, at the time of such action, was (i) a managerial employee, (ii) a person whose principal responsibility is environmental compliance, (iii) an officer of the Purchaser, or (iv) any Person acting at the request, or with the authorization, of any of the foregoing. In the event of a sale of the Business or change in control involving the Business, the foregoing limitation shall apply to a comparable employee or agent of any successor entity or its Affiliates. For the avoidance of doubt, the Seller's right to pursue a contractual claim to recover any Losses from the Purchaser caused by a breach of this provision by the Purchaser shall in no way affect Parent's, the Seller's and the Purchaser's rights or obligations under Article VIII with respect to Historical Off-Site Environmental Liabilities, and any amount paid by the Purchaser as damages resulting from such a breach shall not be considered a Loss that is subject to indemnification by Parent or the Seller under Section 8.02.

          SECTION 5.15. Environmental Reports. The Seller agrees to transfer with the Business copies of all material environmental reports, studies, investigations and correspondence regarding Environmental Liabilities of the Business in the possession of Parent, any Affiliate of Parent, including the Seller, or any of their counsel or environmental consultants on the Closing Date or, on request, within a reasonable period thereafter.

          SECTION 5.16. Provision of Business Records to the Purchaser. Notwithstanding the provisions of Section 2.01(a)(vii), the Seller shall provide to the Purchaser


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

on the Closing Date copies of all of the material Business Records and copies of all other material business records (including customer lists) to the extent related to the Business. Thereafter, at any reasonable time upon reasonable prior notice and from time to time, the Seller shall provide to the Purchaser such access to and copies of such materials as the Purchaser may from time to time reasonably request.

          SECTION 5.17. Use of Intellectual Property. (a) Except as expressly set forth in this Agreement or the Ancillary Agreements, no interest in or right to use the name "NewPage", "Sterling Ultra" or any logo (with or without the word "NewPage"), trademark or trade name or any derivation thereof of "NewPage" or any of the Seller's Affiliates with respect to, or associated with, the foregoing (collectively, the "Retained Names and Marks") is being transferred to the Purchaser pursuant to the transactions contemplated hereby. Except as set forth herein or expressly provided in the temporary trademark license agreement to be executed pursuant to this Section 5.17(a), the use of any Retained Names and Marks in connection with the Business by the Purchaser shall cease as of the Closing Date. At the Closing, Parent shall grant to the Purchaser a temporary trademark license to use the Retained Names and Marks for a period of twelve months from the Closing Date solely in connection with (i) the Carbonless Paper Business and (ii) the Non-Carbonless Paper Business, but only in connection with finished and packaged coated paper in Inventory as of the Closing Date, in each case, pursuant to a license agreement (the "Temporary Trademark License Agreement"), substantially in the form attached hereto as Exhibit 5.17(a). Except as expressly authorized in the Temporary Trademark License Agreement or otherwise provided in this Section 5.17(a), the Purchaser, promptly following the Closing Date and, in any event, within twelve months thereafter, will remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, and shipping documents, and not put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo confusingly similar thereto; provided that, after such twelve month period, the Purchaser may continue to sell goods that have been packaged prior to such time using materials bearing any of the Retained Names and Marks. Except as expressly provided herein or in any other Ancillary Agreement, the Purchaser agrees that none of Parent or any of its Affiliates shall have any responsibility for claims by third parties arising out of, or relating to, the use after the Closing Date by the Purchaser or any Affiliate thereof of any Retained Name or Mark. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall have the right to: (i) keep records and other historical or archived documents containing or referencing the Retained Names and Marks and (ii) refer to the historical fact that the Business was previously conducted under the Retained Names and Marks; provided that with respect to any such reference, the Purchaser shall not use the Retained Names or Marks to promote any of the products of the Business and the Purchaser shall make explicit that the Business is no longer affiliated with the Seller, Parent or MeadWestvaco.

          (b) Except as expressly provided in the Technology License Agreement, substantially in the form attached hereto as Exhibit 5.17(b) (the "Technology License Agreement"), pursuant to which, at the Closing, Parent, the Seller and Parent's other Affiliates shall grant to the Purchaser a world wide, non-exclusive, perpetual, fully paid royalty-free license to use all Owned Business Intellectual Property, no ownership interest in, or right to use, any Owned Business Intellectual Property is being transferred to the Purchaser pursuant to the transactions contemplated hereby. Except as expressly provided in the Technology License

Agreement, neither the Purchaser nor any of its Affiliates shall use any of the Owned Business Intellectual Property.

          (c) At the Closing, Parent and the Purchaser shall enter into a Technology License-Back Agreement in the form attached as Exhibit 5.17(c) hereto (the "Technology License-Back Agreement"), pursuant to which the Purchaser shall grant to Parent and its Affiliates a worldwide, non-exclusive, perpetual, fully paid royalty-free license to use the Licensed-Back Intellectual Property.

          (d) No ownership interest in or right to use the Licensed Business Intellectual Property is being transferred to the Purchaser pursuant to the transactions contemplated hereby, except as provided in the Technology Sub-License Agreement, substantially in the form attached hereto as Exhibit 5.17(d) (the "Technology Sub-License Agreement"), whereby, at the Closing, the Seller and/or Parent shall grant to the Purchaser a perpetual, royalty-free, fully-paid, non-exclusive sublicense to use, practice, lease, license, reproduce, modify and make derivative works of, and to make, sell and distribute goods and services utilizing or incorporating, the Licensed Business Intellectual Property (excluding Computer Software), in accordance with and subject to, to the extent applicable, the rights and obligations of Parent and its Affiliates pursuant to the NewPage License Agreement. Except as expressly provided in the Technology Sub-License Agreement, none of the Purchaser or any of its Affiliates shall use any of the Licensed Business Intellectual Property (excluding Computer Software).

          (e) The Seller agrees to transfer all of its rights and obligations under the MeadWestvaco Trademark License Agreement to the Purchaser and promptly following the date hereof, and in any event prior to the Closing, to provide MeadWestvaco with prior written notice of such transfer in accordance with the terms and conditions of the MeadWestvaco Trademark License Agreement.

          (f) Prior to the Closing, Parent will take all actions necessary pursuant to Section 12.3 of the "SAP America, Inc. R/3 Software End-User Value License Agreement" between SAP America, Inc. and Parent, dated as of May 12, 2005, including execution of any necessary agreements, to effectuate the transfer of 550 user licenses to the Purchaser, all at the Purchaser's sole cost and expense.

          SECTION 5.18. Intracompany Arrangements. Notwithstanding any other provision of this Agreement to the contrary (other than pursuant to any Ancillary Agreement or Shared Contract), as of the Closing, all services, commitments, agreements or other arrangements that existed prior to the Closing between the Seller and Parent or any other Affiliate of Parent with respect to the Business shall cease or be terminated. Any such cessation or termination shall be without penalty to, and shall not require any action by, the Purchaser or any of its Affiliates.

          SECTION 5.19. Preparation of Stand-Alone Financial Statements. (a) On or before seven calendar days prior to the Closing Date, the Seller shall deliver to the Purchaser audited stand-alone financial statements of the Business (reflecting only the Purchased Assets and the Assumed Liabilities) including the balance sheet, statement of income, statement of cash flows and associated notes to the foregoing financial statements required under GAAP and Rule


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3-05 of Regulation S-X, as of, or for the twelve-month period ended, December
31, 2005, prepared by the Seller and with the opinion of the Seller's Accountants attached (the "Stand-Alone Financial Statements").

          (b) Between the date hereof and Closing, and thereafter in accordance with Section 2.07, the Seller and Parent shall, and shall cause their respective employees and advisors, including the Seller's Accountants, to afford the Purchaser and its employees and advisors, including the Purchaser's Accountants, access upon reasonable notice and during normal business hours to the Seller's and Parent's respective employees and advisors and to the books, papers, records and other documents, including work papers of the Seller's Accountants (even though such work papers may be "in process" and not final and to the extent the Seller's Accountants agree to provide such work papers), relating to the preparation of the Stand-Alone Financial Statements.

          SECTION 5.20. Title Insurance; Objections. (a) The Purchaser acknowledges that the Seller has provided to the Purchaser copies of the Seller's title policies relating to the Owned Real Property listed in Section 3.14(a) of the Disclosure Schedule ("Seller's Title Policies"), together with copies of all Encumbrances and exceptions described therein, prior to the date hereof, and that the Seller, upon the execution of this Agreement, shall, on behalf of the Purchaser, order from First American Title Insurance Company (attention: Phillip Salomon) and Fidelity National Title Insurance Company of New York (attention: Neil Clark) (collectively the "Title Companies") updated title commitments for title insurance policies to be issued at the Closing insuring the Purchaser's title to the Owned Real Property ("Purchaser's Title Policies"). The Purchaser hereby acknowledges and agrees that it has no objection to any exceptions listed in the Seller's Title Policies previously delivered to the Purchaser (except for mortgages, assignments of leases and rents, UCC filings and other exceptions or matters relating to existing financing (inclusive of Voluntary Seller Encumbrances) and excluded from the definition of Permitted Exception pursuant to Section 5.20(b)(ix)), and that all such exceptions set forth therein shall be deemed "Permitted Exceptions" as described below. The Purchaser agrees to purchase Purchaser's Title Policies from the Title Companies at the Closing, in an aggregate amount equal to the Purchase Price, on a 50-50 co-insurance basis. Subject to the Permitted Exceptions and subject to the following provisions of this Section 5.20, Purchaser's Title Policies shall be in substantially the same form as Seller's Title Policies and shall include all affirmative coverages and endorsements contained in Seller's Title Policies (collectively, the "Title Endorsements") except for the so-called "subsequent purchase endorsement", together with such additional endorsements and/or affirmative coverages as the Purchaser may reasonably request from the Title Companies.

          (b) The Purchaser shall not object to and shall accept the following matters, which shall be deemed to be Permitted Exceptions, as to each parcel of Owned Real Property:

          (i) liens for taxes or assessments, general or special, or other governmental charges which are not yet due and payable as of the Closing;

          (ii) all land use, building and zoning laws, regulations, codes and ordinances affecting such parcel and other laws, ordinances, regulations, rules, orders, licenses or determinations of any Governmental Authority heretofore, now or hereafter enacted,


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

     made or issued by any such authority which do not materially adversely affect the current use and operation of the Owned Real Property;

          (iii) any rights of the United States of America, the State in which such parcel is located or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting such parcel, or title to the submerged lands including, riparian rights and navigational servitudes;

          (iv) title to that portion of such parcel, if any, lying below the mean high water mark of abutting tidal waters;

          (v) all existing public and private roads and streets and all railroad and utility lines, pipelines, service lines and facilities which would be disclosed by an accurate survey of such parcel which do not materially adversely affect the current use and operation of the Owned Real Property;

          (vi) all encroachments, overlaps, boundary line disputes, shortages in area, persons in possession, cemeteries and burial grounds and other matters not of record which would be disclosed by an accurate survey of such parcel which do not materially adversely affect the current use and operation of the Owned Real Property;

          (vii) any loss or claim due to lack of access to any portion of such parcel, which portion is not the subject of affirmative insurance regarding access contained in Seller's Title Policies; provided that such lack of access does not materially adversely affect the current use and operation of the Owned Real Property; provided, however, that receipt of an access endorsement in the form contained in Seller's Title Policies shall constitute the cure of any such lack of access;

          (viii) the matters set forth in Section 5.20(b)(viii) of the Disclosure Schedule; and

          (ix) all title exceptions and other matters, except for any mortgages, assignments of leases and rents, UCC filings or any other exceptions or matters relating to any existing financing, described in Seller's Title Policies previously delivered to the Purchaser (together with the items listed above, the "Permitted Exceptions").

          (c) For purposes of this Agreement, a "Continuation Report" shall mean a so-called "continuation search" report identifying with specificity (and providing copies of) any exceptions appearing of record as of the effective date of such Continuation Report which are not set forth in, and which first arose of record after the date of, Seller's Title Policies and, which the Title Companies propose to include in Purchaser's Title Policies at the Closing. In the event that any of such additional exceptions are not Permitted Exceptions, then the provisions of Section 5.20(d) shall control and be governing in respect thereof.

          (d) With regard to any matter contained in any Purchaser's Title Policy or Continuation Report or in any new or additional title matter hereafter raised by the Title Companies not less than ten days prior to the Closing which is not a Permitted Exception and to which the Purchaser objects in writing within ten days of the Purchaser's receipt thereof (a "Title


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

Defect"), the Seller may, but shall have no obligation to, attempt to cure and remove such Title Defects; provided, however, that Seller shall be required to remove (or cause to be removed), by payment, bonding or otherwise the following ("Voluntary Seller Encumbrances"): (i) title exceptions corresponding to documents securing (x) that certain $575,000,000 loan made by Bank of New York to NewPage Corporation, NewPage Holding Corporation and certain subsidiaries of NewPage Corporation, on May 2, 2005, as collateral trustee for the parity lien claimholders, and (y) that certain $750,000,000 loan made by Bank of New York to NewPage Corporation, NewPage Holding Corporation and certain subsidiaries of NewPage Corporation, on May 2, 2005, as collateral trustee for the lenders, and
(ii) Title Defects securing the payment of Indebtedness that have been voluntarily recorded or otherwise authorized by Seller (or Parent) to be recorded against any of the Owned Real Property on or following the date hereof.. The Seller shall be deemed to have cured a Title Defect if (i) the Title Companies are willing to insure over such Title Defect (without additional cost to the Purchaser or if the Seller elects to pay for any such additional cost on the Purchaser's behalf); (ii) the Title Companies are willing to provide affirmative insurance against such Title Defect whether through the Title Endorsements or otherwise (without additional cost to the Purchaser or if the Seller elects to pay for any such additional cost on the Purchaser's behalf);
(iii) such Title Defect will be extinguished or removed upon the transfer of the property to the Purchaser at Closing; or (iv) the Seller extinguishes or removes such Title Defect of record. If the Seller is unwilling to or fails to cure or remove any Title Defects, then within five Business Days of the Seller notifying the Purchaser in writing that it will not cure such Title Defect, the Purchaser may (i) by written notice to the Seller waive its objection and proceed with Closing and receive no credit against, or reduction of, the Purchase Price on account of the Title Defects or (ii) notify the Seller in writing that Purchaser is unwilling to close the transactions contemplated by this Agreement pursuant to Section 7.02(g) unless the Title Defect is cured. If the Purchaser fails to timely object in writing to any Title Defect as described in the first sentence of this subsection (d), such Title Defect shall be deemed a Permitted Exception; provided, however, that Purchaser's failure to timely object in writing to any Voluntary Seller Encumbrance shall not result in any such Voluntary Seller Encumbrance being deemed to be a Permitted Exception and Seller shall be required to remove any such Voluntary Seller Encumbrance notwithstanding any such failure of Purchaser to timely object thereto.

          SECTION 5.21. Coated Converting Agreement. Between the date hereof and prior to the Closing, the Seller, Parent and the Purchaser shall negotiate in good faith to execute the Coated Converting Agreement (having substantially the terms set forth in the term sheet attached hereto as Exhibit 5.21, the "Coated Converting Agreement"), which shall be effective as of the Closing Date, substantially in accordance with the terms set forth in the term sheet attached hereto.

          SECTION 5.22. Letter of Credit. (a) On or prior to the Closing Date, to secure the indemnification obligations of Parent and the Seller pursuant to
Article VIII, Parent shall obtain one or more letters of credit in an aggregate amount of $10 million (the "Letter of Credit") from JP Morgan Chase Bank, N.A., or another financial institution reasonably acceptable to the Purchaser, which Letter of Credit shall be substantially in the form of Exhibit 5.22 hereto. During the five-year period following the Closing Date (the "Initial Term"), Parent shall maintain, or caused to be maintained, for the benefit of the Purchaser, the Letters of Credit in an aggregate amount of $10,000,000, and for the two-year period following the Initial Term (the


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

"Final Term"), Parent shall maintain, or caused to be maintained, for the benefit of the Purchaser, the Letters of Credit in an aggregate amount of at least $5,000,000.

          (b) The Purchaser shall have the right to draw upon the Letter of Credit at any time during the Initial Term or the Final Term, for an amount determined as specified below, if each of the following conditions have been satisfied:

          (i) the Purchaser has given the Parent or the Seller notice in accordance with Section 8.05 of a matter that could give rise to indemnification by Parent or Seller pursuant to Section 8.02;

          (ii) Parent shall not have objected to the amount claimed for indemnification with respect to such indemnifiable Loss in accordance with the procedures set forth in Article VIII, or Parent shall have delivered notice of its disagreement as to the amount of the indemnification requested and either (A) Parent and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that Parent or the Seller is obligated for the indemnification for a specified amount or (B) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim that provides for an award against Parent or Seller of an amount in respect of such claim;

          (iii) in the case of a Third-Party Claim, the liability for such Third-Party Claim shall have been finally determined in accordance with
     Article VIII or clause (ii) of this Section 5.22(b); and

          (iv) Parent or the Seller shall have failed to pay the amount so determined to be due within five days of the due date of such amount, or if the amount so determined to be due does not have a due date, within five days of written demand by the Purchaser to Parent therefor.

          (c) If at any time during the Initial Term or the Final Term, either the Purchaser reasonably ascertains, or the issuer notifies the Purchaser, that a Letter of Credit will not be renewed or will otherwise expire by its terms, and Parent does not cause to be issued for the Purchaser's benefit at least 30 days prior to the expiration of such Letter of Credit, a replacement Letter of Credit substantially in the form of Exhibit 5.22 and issued by a financial institution reasonably acceptable to the Purchaser, then the Purchaser may draw the full available amount under the Letter of Credit that is about to expire. The Purchaser shall hold the proceeds thereof as cash collateral for the indemnification obligations of Parent and the Seller under Article VIII until the end of the Final Term or until a replacement Letter of Credit satisfying the requirements of this Section 5.22 is issued to the Purchaser; provided that, at any time during the Initial Term or the Final Term, the Purchaser shall have the right to withdraw from such cash collateral the amount determined in accordance with Section 5.22(b) to be payable to the Purchaser. If such a draw upon an expiring Letter of Credit is made during the Initial Term in an amount in excess of $5,000,000, then at the expiration of the Initial Term, the Purchaser shall return to Parent any amount in excess of $5,000,000 that the Purchaser continues to hold as cash collateral at such time.


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

          (d) The Purchaser may assign its rights in respect of the Letter of Credit to one or more of its Affiliates and may pledge its rights in respect of the Letter of Credit to one or more financial institutions to secure the obligations of the Purchaser or any of its Affiliates in respect of a secured loan or other financing.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

          SECTION 6.01. Offer of Employment. As of the Closing, the Purchaser shall offer employment to each of the then-current employees of the Sellers and Parent listed on Exhibit 6.01 (including those employees on such Exhibit that are on vacation, short-term disability, vacation or leave of absence with a definite return date). As used herein, "Transferred Employee" shall mean each employee who accepts such offer.

          SECTION 6.02. Post Closing Benefits. The Purchaser shall, for the period immediately following the Closing through and including December 31, 2006, provide Transferred Employees who are not members of a collective bargaining unit with salaries, wages and employee benefits that are in the aggregate comparable to the current salaries, wages and employee benefits provided to such Transferred Employees by the Seller immediately prior to the Closing. Nothing herein shall be deemed to be a guarantee of employment for any Transferred Employee. The Purchaser shall, for the period immediately following the Closing through and including the first anniversary of the Closing, provide each Transferred Employee who is not a member of a collectively bargained unit with participation in a severance plan or arrangement that provides for a severance benefit upon a qualifying termination of employment that is no less favorable than the severance benefit that would be payable to similarly situated employees of the Purchaser.

          SECTION 6.03. Transition to New Health Plans; Past Service Credit. To the extent that, after the Closing, the Transferred Employees participate in welfare benefit plans of the Purchaser, the Purchaser shall (a) waive all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Transferred Employee to the same extent such limitations had been waived under the corresponding plans of the Seller and (b) with respect to the plan year in which the change was made, provide a credit to each Transferred Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Transferred Employee under the corresponding plans of the Seller during the relevant plan year, up to and including the Closing. The Purchaser shall give Transferred Employees full credit for purposes of eligibility and vesting and benefit accrual (including service for benefit accruals and eligibility for forms of benefits or subsidies under the Purchaser's Hourly Pension Plan pursuant to Section 6.04 below but excluding benefit accrual under any other defined benefit pension plan or otherwise where duplication of benefits would occur) under the employee benefit plans or arrangements maintained by the Purchaser or its Affiliates in which such Transferred Employees participate for such Transferred Employees' service with the Seller or its affiliates or predecessors to the same extent recognized by the Seller immediately prior to the Closing Date.


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

          SECTION 6.04. Hourly Pension Plan. (a) Effective as of the Closing Date, the Transferred Employees shall no longer be eligible to participate in the Retirement Plan for Chillicothe Bargained Hourly Employees of Pace 731 and 988 of OPEIU 422 (the "Seller's Hourly Pension Plan"), and the Seller shall take all action prior to the Closing Date as may be required to achieve this result. The Purchaser agrees to establish or maintain a defined benefit plan (the "Purchaser's Hourly Pension Plan") which is intended to be qualified under
Section 401(a) of the Code and a related trust that is intended to be exempt from taxation under Section 501(a) of the Code for the benefit of the Transferred Employees who participated in the Seller's Hourly Pension Plan and which shall credit such Transferred Employees for their service with the Seller prior to the Closing Date for all purposes, but solely to the extent such service was recognized under the Seller's Hourly Pension Plan. The Purchaser agrees that the Purchaser's Hourly Pension Plan and its related trust shall be operative in all respects effective as of the Closing Date, and the Purchaser shall deliver to the Seller an officer's certificate, a favorable determination letter or an opinion of counsel reasonably satisfactory to the Seller (a "Qualification Document") to the effect that the Purchaser's Hourly Pension Plan substantially complies by its terms with the requirements for qualification under Section 401(a) of the Code.

          (b) As soon as practicable after the Closing Date, the Seller shall cause to be transferred from the Seller's Hourly Pension Plan to the Purchaser's Hourly Pension Plan (i) liability for all benefits accrued by the Transferred Employees under the Seller's Hourly Pension Plan as of the Closing Date and other liabilities of the Seller's Hourly Pension Plan relating to the Transferred Employees (the "Transferred Benefit Liabilities"), and (ii) an asset amount equal to the Transfer Amount (as defined in Section 6.04(d)). Following completion of the transfer of assets and liabilities from the Seller's Hourly Pension Plan, the Seller shall have no further liability whatsoever with respect to the Transferred Employees for benefits under the Seller's Hourly Pension Plan.

          (c) As a condition of making the transfer of assets and liabilities described below in this section, the Purchaser shall be entitled to receive the following: a copy of the most recent favorable determination from the Internal Revenue Service to the effect that the Seller's Hourly Pension Plan meet the requirements for qualification under Section 401(a) of the Code and an officer's certificate or an opinion of counsel that nothing has occurred since the date of such letter which would cause the loss of such qualification.

          (d) The Seller shall cause an actuarial firm designated by the Seller (the "Seller's Actuary") to determine the amount of assets required by Section 414(l) of the Code for the Transferred Benefit Liabilities based on allocating assets by priority categories described in Section 4044(a) of ERISA (the "Section 414(l) Amount"). Subject to compliance with Section 414(l) of ERISA and
Section 4044 of ERISA, the Seller's Hourly Pension Plan shall transfer to the Purchaser's Hourly Pension Plan an amount equal to the greater of $80.4 million and the Section 414(l) Amount (the "Transfer Amount"). The actuarial calculations of the Section 414 Amount and other calculations by Seller's Actuary shall be reviewed, verified and agreed by an actuarial firm designated by the Purchaser (the "Purchaser's Actuary"). The Section 414(l) Amount shall be determined as of the Closing Date on the basis of the assumptions and methodologies set forth in Section 6.04(d) of the Disclosure Schedule. The Seller hereby represents that, to the extent that a transfer of assets and liabilities of the accrued benefits of the Transferred Employees under the Seller's Hourly Pension Plan occurred as of January 1, 2006,


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

the Seller's Hourly Pension Plan would be permitted, pursuant to Section 414(l) of ERISA, to transfer assets at least equal to $80.4 million, based on (x) allocating assets by priority categories described in Section 4044 of ERISA and
(y) the assumptions and the methodologies set forth on Section 6.04(d) of the Disclosure Schedule. The foregoing representation shall not be subject to the limits on indemnification contained in Section 8.04.

          (e) As soon as practicable after the Closing Date, but in no event later than 30 days from the Closing Date, the Seller shall prepare and file Form 5310A with respect to the transfer required by this section, and 30 days following the filing of the Form 5310A (the "Initial Transfer Date"), the Seller shall subject to receipt of a Qualification Document, cause to be transferred from the trust for the Seller's Hourly Pension Plan to the trust established or maintained with respect to the Purchaser's Hourly Pension Plan an amount, in cash and marketable securities determined by the trustee of the Seller's Hourly Pension Plan and reasonably acceptable to the Purchaser, equal to 85% of the estimated Transfer Amount (the "Initial Transfer Amount"). As soon as practicable after the final determination of the Transfer Amount, calculated as of the Closing, but in no event later than 60 days from the Initial Transfer Date (the "True-Up Date"), the Seller shall cause a second transfer to be made to the Purchaser's Hourly Pension Plan (or the Purchaser shall cause a transfer to be made to the Seller's Hourly Pension Plan, as applicable), in cash and marketable securities determined by the trustee of the Seller's Hourly Pension Plan and reasonably acceptable to the Purchaser, of the True-Up Amount. The "True-Up Amount" means an amount equal to the Transfer Amount (i) minus the sum of (A) the Initial Transfer Amount and (B) distributions, if any, made directly from Seller's Hourly Pension Plan with respect to Transferred Employees from the Closing Date through the True-Up Date, and (ii) plus earnings in the Money Market Vehicle (as defined in Section 6.04(g)). Such True-Up Amount shall be determined by the Seller's Actuary, after verification and approval by the Purchaser's Actuary. Once the Seller's Actuary and the Purchaser's Actuary shall reach agreement, the Seller's Actuary shall verify that the completed transfers comply with the requirements of Section 414(l) of the Code. Nothing in this
Section 6.04 shall prevent the Seller from filing the Form 5310A in its discretion prior to the Closing Date.

          (f) The Seller's Actuary shall provide the Purchaser's Actuary with the results of the calculations made under the foregoing paragraphs and with records and other information in support of such calculations as required by the Purchaser's Actuary to verify and approve such calculations. The Seller and the Purchaser will cause their respective actuaries to work together in good faith to promptly resolve any differences between them with respect to such calculations. The expenses of the Seller's Actuary shall be borne by the Seller, and the expenses of the Purchaser's Actuary shall be borne by the Purchaser. In the event such differences cannot be resolved, the two actuaries shall appoint a third actuary to resolve such differences, and the cost of such third actuary shall be borne equally by the Seller and the Purchaser. The decision of such third actuary shall be final and binding on the Seller and the Purchaser.

          (g) Notwithstanding any provisions to the contrary in this Section 6.04, it is the intention of the parties that the Seller shall attempt to minimize the market risk from the Closing Date to the True-Up Date (the "Market Risk Period") by placing 125% of the Initial Transfer Amount into a money market account or other fixed income investment vehicle offered by the trustee of the Seller's Hourly Pension Plan on the Closing Date (the "Money Market


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

Vehicle"), and it is agreed that the return on such Transfer Amount during the Market Risk Period shall be paid to the Purchaser's Hourly Pension Plan on the True-Up Date. The Initial Transfer Amount shall be paid from the Money Market Vehicle.

          SECTION 6.05. Certain Other Employee-Related Costs. Five Business Days prior to the Closing, the Seller shall provide the Purchaser with a complete and accurate statement of any amounts expected to be payable by the Purchaser following the Closing that relate to any service by any Transferred Employee with the Seller through the Closing, including any salary or wages, any accrued vacation, sick or personal days or any bonuses, except to the extent that such amounts will be reflected as Liabilities on the Estimated Date Working Capital Statement (the "Employee Amounts"). In the event that the amounts payable by the Purchaser following the Closing that relate to service by any Transferred Employee with the Seller through the Closing exceed the Employee Amounts, the Seller shall indemnify the Purchaser for such excess pursuant to Section 8.02.

          SECTION 6.06. Existing Welfare Benefit Plans; Retiree Medical Benefits. The Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of the Purchaser. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and, in the case of a hospital stay, when the employee first enters the hospital. Following the Closing Date, the Purchaser shall (x) assume all liabilities, obligations and responsibilities of the Seller to provide post-retirement medical, health and life insurance benefits for union Transferred Employees and former union employees of the Business who separated from service after May 2, 2005, pursuant to the terms of any Plan that provides such benefits and (y) hold harmless the Seller from any claim for such benefits.

          SECTION 6.07. Collective Bargaining Agreements. The Purchaser agrees to recognize the unions representing the employees of the Business and shall assume all obligations and liabilities under each collective bargaining agreement set forth on Section 2.01(a)(xv) of the Disclosure Schedule.

          SECTION 6.08. Cooperation With Respect to Certain Pre-Closing Retained Liabilities. Without affecting the status of such grievances or claims as Excluded Liabilities under Section 2.02(b), the Purchaser shall cooperate with, and provide all reasonable assistance to, the Seller in connection with the response by the Seller to or the resolution of (a) any grievances under the collective bargaining agreements assumed by the Purchaser pursuant to Section
6.07 or (b) any equal employment opportunity or other discrimination or employment law claims relating to persons currently or formerly employed in the Business, in each case arising prior to the Closing. With respect to Transferred Employees such reasonable assistance may include the Purchaser providing for reasonable nonmonetary remedies.


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                                  ARTICLE VII

                              CONDITIONS TO CLOSING

          SECTION 7.01. Conditions to Obligations of the Seller and Parent. The obligations of the Seller and Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Purchaser contained in this Agreement (x) that are not qualified by "materiality" (including the word "material") shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be so true and correct as of that date, and (y) that are qualified by "materiality" (including the word "material") shall have been true and correct when made and shall be true and correct as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be so true and correct as of that date, (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects and (iii) the Seller and Parent shall have received a certificate from the Purchaser certifying as to clauses (i) and (ii) above signed by a duly authorized officer thereof;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

          (c) No Governmental Order. No Governmental Order restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect; and

          (d) Ancillary Agreements. The Purchaser shall have delivered to Parent counterparts of each of the Technology License-Back Agreement, the Converting Services Agreement and the Transition Services Agreement duly executed by the Purchaser.

          SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Seller and Parent contained in this Agreement shall have been true and correct (in each case, disregarding materiality qualifications contained therein, including "Material Adverse Effect") when made and shall be true and correct as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be so true and correct as of that date,


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     except for any such failure to have been true or correct that would not have a Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller and/or Parent on or before the Closing shall have been complied with in all material respects, and (iii) the Purchaser shall have received a certificate from each of the Seller and Parent certifying as to clauses (i) and (ii) above signed by a duly authorized officer thereof;

          (b) HSR Act; German Act Against Restraints on Competition. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated, and all applicable approvals and waiting periods pursuant to the applicable rules of the German Act against Restraints of Competition shall have been obtained or expired;

          (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of Parent, the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement;

          (d) No Governmental Order. No Governmental Order restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect;

          (e) Consents and Approvals. Parent and its Affiliates shall have obtained, each in form and substance reasonably satisfactory to the Purchaser, (i) the third party written consents required under the agreements set forth on Exhibit 7.02(e), and (ii) such other written consents, the failure of which to obtain would have Material Adverse Effect;

          (f) No Material Adverse Effect. No event or events shall have occurred which, have, or would reasonably be expected to have, a Material Adverse Effect;

          (g) Title Insurance for Owned Real Property. The Purchaser shall receive from the Title Companies an owner's policy of title insurance, or irrevocable and unconditional binder to issue the same, dated, or updated to, the Closing Date, insuring, or committing to insure the Purchaser's title in fee simple to each parcel of Owned Real Property listed in Section 3.14(a) of the Disclosure Schedule, subject only to the Permitted Encumbrances. Each of Parent and the Purchaser shall pay one-half of the basic title insurance premiums (i.e., premiums exclusive of the cost for endorsements) charged by the Title Companies for such owner's policy of title insurance (or binder), up to an aggregate amount of $40,000, and the Purchaser shall pay all title insurance premiums charged in excess of such aggregate amount, as well as the costs for all endorsements and all other charges which are payable to the Title Companies (including, without limitation, all search and update fees) in respect of the title insurance policies issued in connection with the transactions contemplated by this Agreement;


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

          (h) Ancillary Agreements. Parent, the Seller and each of Parent's other Affiliates shall have delivered to the Purchaser counterparts of each Ancillary Agreement duly executed by Parent, the Seller or any of Parent's other Affiliates, as applicable;

          (i) Stand-Alone Financial Statements. The Purchaser shall have received from the Seller the Stand-Alone Financial Statements, which shall be, in all material respects, consistent with the Unaudited Financial Statements of the Business provided to the Purchaser by the Seller prior to the date hereof;

          (j) NPDES Permits. The Purchaser shall have received no written notification from the Ohio Environmental Protection Agency ("OHEPA") that OHEPA will not approve the transfer of any National Pollutant Discharge Elimination System ("NPDES") permit (including the NPDES permits numbered 0IA0002*HD and OHR000003) from the Seller to the Purchaser; and

          (k) Letters of Credit. The Purchaser shall have received the Letters of Credit in an aggregate amount of $10 million.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          SECTION 8.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller and Parent contained in this Agreement shall survive the Closing for a period of eighteen months following the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01, 3.16 and 3.24 shall survive indefinitely, (ii) the representations and warranties dealing with Tax matters shall survive until 60 days after the expiration of the relevant statute of limitations for the Tax liabilities in question, (iii) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller or Parent contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing, such representations and warranties shall, for purposes of such claim by the Purchaser, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims, (iv) the representations and warranties made pursuant to Section 3.11 shall not survive the Closing and (v) the representations and warranties made pursuant to
Section 3.14 with respect to title to the Owned Real Property and Leased Real Property shall terminate as of the Closing Date with respect to such properties for which the Purchaser obtained a Purchaser's Title Policy pursuant to Section
5.20 hereof, and neither the Seller nor Parent shall have any Liability whatsoever with respect to such representations or warranties after each such date as applicable. Neither the period of survival nor the liability of the Seller or Parent with respect to the Seller's or Parent's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties


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by the Purchaser to the Seller or Parent, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

          (b) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing for a period of eighteen months following the Closing Date, and the Purchaser shall have no Liability whatsoever with respect to the Purchaser's representations and warranties after such date; provided, however, that the representations and warranties made pursuant to Sections 4.01 and 4.06 shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

          (c) Notwithstanding anything herein to the contrary, no party shall be liable to any Indemnified Party for special, incidental or consequential damages that are not reasonably foreseeable by the Indemnifying Party nor for any punitive or exemplary Losses.

          (d) The Purchaser, the Seller and Parent acknowledge and agree that, in the absence of fraud or willful misconduct on the part of any party hereto, following the Closing the indemnification provisions of this Article VIII shall be the sole and exclusive remedies of any Purchaser Indemnified Party or any Seller Indemnified Party for any matter that is the subject of Section 8.02 or 8.03, as applicable.

          (e) In calculating any amount of Losses recoverable pursuant to this
Article VIII, the amount of such Losses shall be reduced by (i) any insurance proceeds actually received from any unaffiliated insurance carrier offsetting the amount of such Loss, net of any expenses incurred by the Indemnified Party in obtaining such insurance proceeds (provided that the Indemnified Party shall be obligated to reasonably seek any such proceeds to which it may be entitled) and (ii) any recoveries from third parties pursuant to indemnification (or otherwise) with respect thereto, net of any expenses incurred by the Indemnified Party in obtaining such third party payment. If any Losses for which indemnification is provided hereunder are subsequently reduced by any insurance payment or other recovery from a third party, the Indemnified Party shall promptly remit the amount of such reduction to the Indemnifying Party.

          SECTION 8.02. Indemnification by the Seller and Parent. From and after the Closing, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller and Parent, jointly and severally, for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

          (a) the breach of any representation or warranty made by the Seller or Parent in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material" or "Material Adverse Effect" set forth therein) except for the limitations set forth in Section 3.04 and Section 3.08(a)(ii)); provided, however, that


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     in the case of the representations and warranties contained in Section 3.11
     (Environmental Matters) all indemnity obligations of the Seller and Parent will be governed exclusively by Sections 8.02(g), 8.02(h), 8.02(i), 8.07 and 8.08;

          (b) the breach of any covenant or agreement by the Seller or Parent in this Agreement;

          (c) any and all Losses suffered or incurred by the Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the Closing;

          (d) the excess of the amounts payable by the Purchaser following the Closing that relate to service by any Transferred Employee with the Seller through the Closing over the Employee Amounts;

          (e) Liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement;

          (f) the Excluded Liabilities;

          (g) Historical On-Site Environmental Liabilities in excess of any amounts designated to cover Historical On-Site Environmental Liabilities specifically identified and reserved for in the balance sheet, reserves, capital expenditure budgets, accruals, transferred financial assurance instruments, working capital statements or operating budgets of the Business disclosed to the Purchaser prior to the date hereof as set forth on Section 8.02(g) of the Disclosure Schedule in accordance with and subject to the limitations and procedures set out in Section 8.07;

          (h) Historical Off-Site Environmental Liabilities in accordance with and subject to the procedures set out below in Section 8.07; and

          (i) The Seller's share of Losses arising from Straddle Environmental Liabilities allocated to the Seller pursuant to Section 8.08, in accordance with and subject to the limitations and procedures set out below in Section
     8.08 and in excess of any amounts designated to cover Straddle Environmental Liabilities identified and reserved for in the balance sheet, reserves, capital expenditure budgets, accruals, transferred financial assurance instruments, working capital statements or operating budgets of the Business disclosed to the Purchaser prior to the date hereof as set forth on Section 8.02(i) of the Disclosure Schedule ("Straddle Environmental Liability Reserves").

To the extent that either the Seller's or Parent's undertakings set forth in this Section 8.02 may be unenforceable, the Seller or Parent (subject to the limitations set forth in Section 8.04) shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.


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

Notwithstanding anything in this Agreement to the contrary, the Seller shall have no indemnification obligations under Sections 8.02(g) (subject to the limitations set forth in Section 8.07) and 8.02(i) (subject to the limitations set forth in Section 8.08) for any Losses resulting from changes in any Environmental Law occurring after the Closing Date, provided that any Remedial Action of Straddle Environmental Liabilities or Historical On-Site Environmental Liabilities may be governed by applicable post-Closing requirements for conducting Remedial Actions, so long as any Remedial Action is conducted in a Lowest-Cost Commercially Reasonable Manner.

          SECTION 8.03. Indemnification by the Purchaser. From and after the Closing, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

          (a) the breach of any representation or warranty made by the Purchaser in this Agreement (it being understood that any representation and warranty made by the Purchaser in this Agreement shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material" set forth therein));

          (b) the breach of any covenant or agreement by the Purchaser in this Agreement;

          (c) the Purchaser's ownership or operation of the Business or the Purchased Assets from and after the Closing Date (excluding Excluded Liabilities or Liabilities for which the Seller has agreed to indemnify the Purchaser hereunder);

          (d) the Assumed Liabilities;

          (e) Reserved Pre-Closing Environmental Liabilities;

          (f) Post-Closing Environmental Liabilities;

          (g) the Purchaser's responsibility for Losses arising from Straddle Environmental Liabilities allocated to the Purchaser pursuant to Section 8.08;

          (h) any Guarantee that is set forth in Section 5.04(f) of the Disclosure Schedule for which the Purchaser has not been substituted for Parent or its Affiliates or for which Parent or its Affiliates have not otherwise been released effective as of the Closing Date.

To the extent that the Purchaser's undertakings set forth in this Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

          SECTION 8.04. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims relating to Taxes or claims for breach of the representation contained in Section 6.04(d): (a) an Indemnifying Party shall not


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

be liable for any claim for indemnification pursuant to Section 8.02(a), 8.02(g), 8.02(i) or 8.03(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $800,000, after which the Indemnifying Party shall be liable for all Losses (excluding such amount), subject to subparagraph (c) below; (b) no Losses may be claimed under Section 8.02(a) or 8.03(a) by an Indemnified Party or shall be reimbursable by an Indemnifying Party or shall be included in calculating the aggregate Losses set forth in clause (a) above other than Losses in excess of $25,000 resulting from any single or aggregated claims arising out of the same facts, events or circumstances; and (c) the maximum amount of indemnifiable Losses that may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 8.02(a), 8.02(g), 8.02(i) or 8.03(a), as the case may be, shall be an amount equal to $16,000,000.

          SECTION 8.05. Notice of Loss; Third Party Claims. (a) An Indemnified Party shall give the Indemnifying Party notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

          (b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it which may give rise to a claim for a Loss under this Article VIII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of notice from the Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; and provided further that in the event of a third party claim relating to Taxes, the Indemnified Party shall have the right to retain control to the extent that the third party claim involves matters in excess of $100,000 that are not indemnified hereunder and which cannot be separately contested or increase the Tax liability for a Post-Closing Period by more than $100,000. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the


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Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

          SECTION 8.06. Tax Treatment. Parent, the Seller and Parent's other Affiliates, on the one hand, and the Purchaser, on the other hand, agree that all payments made by either of them to or for the benefit of the other under this Article VIII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis. The amount of any Loss indemnified under this Agreement shall be adjusted to take account of any Tax cost and any Tax benefit reasonably realizable by the Indemnified Party arising in connection with the receipt of indemnity payments under this Agreement or from the incurrence or payment of any such Loss (including the net present value of any Tax cost and any Tax benefit reasonably realizable in subsequent taxable years, calculated using a discount rate of 5% and assuming the highest applicable combined statutory rate of Tax then in effect).

          SECTION 8.07. Limitations and Procedures Applicable to Indemnification for Historical Environmental Liabilities. (a) Subject to the terms of this
Section 8.07, whenever a claim shall arise for indemnification under Section 8.02(g) or (h), the claim shall be submitted by the Indemnified Party to the Indemnifying Party in accordance with Section 8.05.

          (b) In the event that the Purchaser submits a claim for indemnification under Section 8.02(h) relating to an Historical Off-Site Environmental Liability, the Seller may, at its sole cost and expense, assume the defense and/or resolution (including undertaking Remedial Action) by written notice to the Purchaser given within 20 Business Days of receipt of the Purchaser's written notice of claim. If the Seller assumes the defense and/or resolution of any Historical Off-Site Environmental Liability, the Seller shall be entitled to take all steps necessary in the defense and/or resolution thereof. Where Remedial Action is required, the Seller agrees to use commercially reasonable efforts to avoid (i) unreasonable interference with the operations of any Real Property provided there is no Change after the Closing Date or (ii) unreasonably restrict the ability to use any Real Property for the use it was employed on the Closing Date or for substantially similar uses, without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. The Purchaser may, at its own expense, monitor any proceeding with counsel of its choice without any right of control thereof. If the Seller does not assume the defense and/or resolution of any Environmental Claim relating to any Historical Off-Site Environmental Liability, then the Purchaser may defend and/or resolve such liability in a commercially reasonable manner, including settling claims or litigation (after giving prior notice of the same to the Seller and obtaining the prior written consent of the Seller which consent shall not be unreasonably withheld, conditioned or delayed).


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          (c) In the event that the Purchaser submits a claim for
indemnification under Section 8.02(g) relating to an Historical On-Site Environmental Liability, the Seller shall assume the defense and/or resolution (including undertaking Remedial Action) thereof. The Seller shall be entitled to take all steps necessary in the defense and/or resolution thereof, including the settlement thereof (which settlement shall require the consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that (i) the Purchaser may, at its expense, monitor any proceeding with counsel of its choice without any right of control thereof, and (ii) the Seller shall consult with the Purchaser regarding the defense and resolution thereof, allowing the Purchaser reasonable participation therein. "Reasonable participation" shall be broadly construed and shall include, by way of example and not limitation, being given reasonable advanced notice for conduct of investigations and an opportunity to participate in significant meetings or communications with any Governmental Authority. The Seller shall afford the Purchaser or its designees with the opportunity to review draft documents prepared in connection with such matters and shall reasonably consider the Purchaser's comments. The Seller shall provide all plans, reports, pleadings and other documents in draft form to the Purchaser in a reasonable time prior to delivering such documents to a governmental entity or claimant, and the Seller shall reasonably consider the Purchaser's comments thereon. Where an onsite Remedial Action is required, the Seller agrees to use commercially reasonable efforts to avoid (i) unreasonable interference with the operations of any Real Property provided there is no Change after the Closing Date or (ii) unreasonably restricting the ability to use any Real Property for the use it was employed on the Closing Date or for substantially similar uses, without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

          (d) The Seller and the Purchaser shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, discharge or Remedial Action arising in connection with any claim in respect of which indemnity is sought, including, but not limited to, by providing the other party with reasonable access to: (i) employees and officers (including as witnesses); (ii) other relevant information; and (iii) facilities; provided that in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to such party's business or personnel. So long as the Seller is in good faith defending and/or resolving a Historical Environmental Liability under this Section, the Purchaser shall not compromise, settle or in any manner interfere with the defense or resolution of such Historical Environmental Liability. If the Seller does not assume the defense and/or resolution of any such Historical Environmental Liability claim or litigation in accordance with the terms hereof, the Purchaser may defend and/or resolve Historical Environmental Liability in a commercially reasonable manner, including settling claims or litigation (after giving prior written notice of the same to the Seller and obtaining the prior written consent of the Seller which consent shall not be unreasonably withheld, conditioned or delayed).

          (e) In connection with any Remedial Action covered by the indemnities in Sections 8.02(g) and 8.02(h), the Seller shall only be required to undertake or reimburse Losses incurred in the course of Remedial Action conducted in a "Lowest-Cost Commercially Reasonable Manner," which shall mean, the lowest cost methods permitted by applicable Environmental Law determined from the perspective of a reasonable business person acting without regard to the availability of indemnification hereunder to achieve compliance with Environmental Law (taking all relevant circumstances into consideration, including the lowest-


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cost method that would minimize exposure to additional Losses that would be subject to indemnification hereunder). Such Lowest-Cost Commercially Reasonable Manner shall include, where appropriate, the use of risk-based remedies, institutional or engineering controls, or deed restrictions, provided such remedies, controls, or restrictions do not: (i) unreasonably interfere with the operations of any Real Properties provided there is no Change to such properties after the Closing Date, or (ii) unreasonably restrict the ability to use any Real Property for the use it was employed on the Closing Date or for substantially similar uses, without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. The Seller shall have no indemnification obligations under Section 8.02(g) to the extent Losses result from any Change after the Closing Date caused by the Purchaser or any subsequent owner or operator of the Real Property. For purposes of this Article VIII, "Change" means a material change in the use of a Real Property after the Closing Date, provided that a material change in use does not include a cessation in operations other than a voluntary decommissioning or demolition (or involuntary decommissioning or demolition that is not required by Environmental
Law) of all or substantially all of a Real Property or the operations conducted thereon.

          (f) The Seller or Parent shall have no indemnification obligations under Section 8.02(g) for Losses arising from any non-subsurface sampling or analysis, subsurface investigation, or any communication with any Governmental Authority by or on behalf of the Purchaser after the Closing Date unless (and only to the extent) such sampling, analysis, investigation or communication is:
(i) required by any Environmental Law; (ii) in response to a request of a Governmental Authority; or (iii) during the normal course of business arising out of repairs, modifications or maintenance activities, or demolition, construction or physical expansion activities that are conducted consistent with normal industrial practices; (provided, however, that any such sampling, analysis, investigation or communication with a Governmental Authority shall not be considered "required by Environmental Law" for purposes of this Article VIII if such sampling, analysis, investigation or communication occurs as a result of: (1) a Change at a Real Property; or (2) due diligence conducted by a future purchaser or financing source).

          (g) The Seller or Parent, shall have no indemnification obligations under Section 8.02(g) to the extent that, as a result of any negligence or willful misconduct of the Purchaser, the amount of Losses subject to indemnification by the Seller or Parent is exacerbated.

          (h) The Purchaser or its designees agree to make commercially reasonable efforts to provide the Seller with advance notice of repairs, modifications, maintenance or construction activities that might cause Losses related to items disclosed in Section 3.11 of the Disclosure Schedule (to the extent that the location of the environmental matter is reasonably identified therein) for purposes of consultation with the Seller. The Purchaser and the Seller agree that any communications between the parties during such consultation are made without prejudice and shall be treated as confidential settlement discussions not to be used in evidence in any dispute.

          SECTION 8.08. Procedures for Allocation of Responsibility for Straddle Environmental Liabilities. (a) A party seeking to have responsibility for that Straddle Environmental Liability allocated pursuant to this Section 8.08 shall promptly notify the other


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party in writing of the matter and the facts constituting the basis for the notifying party's belief that the matter qualifies as a Straddle Environmental Liability.

          (b) For purposes of Section 8.02(i) and 8.03(g), responsibility for Losses arising from Straddle Environmental Liabilities will be allocated as follows:

          (i) Responsibility for Losses that are the subject of a Straddle Environmental Liability Claim Notice delivered by one party to another on or before the first anniversary of the Closing Date shall be allocated 70% to the Seller and 30% to the Purchaser.

          (ii) Responsibility for Losses that are the subject of a Straddle Environmental Liability Claim Notice delivered by one party to another after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date shall be allocated 60% to the Seller and 40% to the Purchaser.

          (iii) Responsibility for Losses that are the subject of a Straddle Environmental Liability Claim Notice delivered by one party to another after the second anniversary of the Closing Date and on or before the fifth anniversary of the Closing Date shall be allocated 50% to the Seller and 50% to the Purchaser.

          (iv) Responsibility for Losses that are the subject of a Straddle Environmental Liability Claim Notice delivered by one party to another after the fifth anniversary of the Closing Date and on or before the sixth anniversary of the Closing Date shall be allocated 40% to the Seller and 60% to the Purchaser.

          (v) Responsibility for Losses that are the subject of a Straddle Environmental Liability Claim Notice delivered by one party to another after the sixth anniversary of the Closing Date and on or before the seventh anniversary of the Closing Date shall be allocated 30% to the Seller and 70% to the Purchaser.

          (vi) Responsibility for any and all Losses arising from Straddle Environmental Liabilities incurred after the seventh anniversary of the Closing Date shall reside with the Purchaser.

          (c) The Seller shall have the right to control the defense and/or resolution of any Straddle Environmental Liabilities covered by the allocation ratios set out in Sections 8.08(b)(i) and (b)(ii). The Purchaser shall have the right to control the defense and/or resolution of any Straddle Environmental Liabilities covered by the allocation ratios set out in Sections 8.08(b)(iii),
(b)(iv), (b)(v) and (b)(vi). The party controlling defense and/or resolution of a Straddle Environmental Liability under either of the two immediately preceding sentences (the "Controlling Party") shall be entitled to take all steps necessary in the defense and/or resolution thereof including the settlement of any matter without the consent of the other party (the "Non-Controlling Party") (so long as such settlement obtains for the Non-Controlling Party a complete release of future liability in connection with the subject matter); provided, however, that the Non-Controlling Party may, at its own expense, monitor any proceeding with the counsel of its choice without any right of control thereof. If the Controlling Party elects to control the defense and/or resolution of any Straddle Environmental Liabilities with respect to which it has such election right, the Controlling Party alone shall control all Remedial Action or other actions


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(including all communications with Governmental Authorities) undertaken in connection with the defense or resolution of the Straddle Environmental Liabilities for which it is responsible; provided, however, that any Remedial Action responsibility for which is allocated under this Section 8.08 shall be conducted in a Lowest-Cost Commercially Reasonable Manner; provided, further, that where any Remedial Action is required, the Seller agrees to use commercially reasonable efforts to avoid (i) unreasonable interference with the operations of any Real Properties provided there is no Change after the Closing Date or (ii) unreasonably restricting the ability to use any Real Property for the use it was employed on the Closing Date or for substantially similar uses, without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. The Controlling Party shall afford the Non-Controlling Party or its designees with the opportunity to review draft documents prepared in connection with such matters and shall reasonably consider such other party's comments. The Controlling Party to shall provide all plans, reports, pleadings and other documents in draft form to the Non-Controlling Party in a reasonable time prior to delivering such documents to a governmental entity or claimant, and the Non-Controlling Party and the Controlling Party shall each use its reasonable best efforts not to delay the filing or submission of such documents.

          (d) The Seller or Parent shall have no obligation under Section 8.02(i) to contribute its allocated share of Losses arising from any Straddle Environmental Liability to the extent such Losses result from: (i) any Change after the Closing Date caused by the Purchaser or any subsequent owner or operator of the Real Properties; (ii) any Remedial Action not conducted in a Lowest-Cost Commercially Reasonable Manner; (iii) any gross negligence or willful misconduct of the Purchaser after the Closing Date; or (iv) any non-subsurface sampling or analysis, or any subsurface investigation, or any communication with any Governmental Authority by or on behalf of the Purchaser after the Closing Date related thereto, unless (and only to the extent) such sampling, analysis, subsurface investigation or communication is: (x) required by any Environmental Law; (y) in response to a request of a Governmental Authority; or (z) during the normal course of business arising out of repairs, modifications or maintenance activities, or demolition, construction or physical expansion activities that are conducted consistent with normal industrial practices; provided, further, that any sampling or analysis, subsurface investigation, or communication with a Governmental Authority shall not be considered "required by Environmental Law" for purposes of this Article VIII if such sampling, analysis, investigation or communication occurs as a result of:
(1) a Change at an Operating Site; or (2) due diligence conducted by a future purchaser or financing source.

          (e) The Purchaser or its designees agree to make commercially reasonable efforts to provide the Seller with advance notice of repairs, modifications, maintenance or construction activities that might cause Losses related to items disclosed in Section 3.11 of the Disclosure Schedule for purposes of consultation with the Seller. The Purchaser and the Seller agree that any communications between the parties during such consultation are made without prejudice and shall be treated as confidential settlement discussions not to be used in evidence in any dispute.

          (f) The Seller and the Purchaser shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, discharge or Remedial Action arising in connection with any claim covered by this Section 8.08. So long as the Controlling Party is in good faith defending and/or resolving a Straddle Environmental Liability


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under this Section, the Non-Controlling Party shall not compromise, settle or in any manner interfere with the defense or resolution of such Straddle Environmental Liability. If the Controlling Party does not assume the defense and/or resolution of any such Straddle Environmental Liability claim or litigation in accordance with the terms hereof, the Non-Controlling Party may defend and/or resolve such Straddle Environmental Liability in such manner as it may deem appropriate, including settling claims or litigation (after giving prior written notice of the same to the Controlling Party and obtaining the prior written consent of the Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed) on such terms as the Non-Controlling Party may reasonably deem appropriate, and the Controlling Party will promptly indemnify the Non-Controlling Party in accordance with the provisions of this Article VIII.

          (g) Section 8.08(g) of the Disclosure Schedule includes identified items that the parties agree meet the definition of "Straddle Environmental Liability". The inclusion of any matter on Section 8.08(g) of the Disclosure Schedule shall not in any way be construed as an admission of the existence of any liability with respect to or breach of a representation or warranty.

          SECTION 8.09. Procedures Applicable to Indemnification by the Purchaser for Reserved Pre-Closing Environmental Liabilities and Post-Closing Environmental Liabilities. (a) In the event that the Seller submits a claim for indemnification under Section 8.03(e) or (f), the Purchaser may, at its sole cost and expense, assume the defense and/or resolution (including undertaking Remedial Action) thereof by written notice to the Seller within 20 Business Days of receipt of the Seller's written notice of claim. If the Purchaser assumes the defense and/or resolution of any Reserved Pre-Closing Environmental Liabilities or Post-Closing Environmental Liability, the Purchaser shall be entitled to take all steps necessary in the defense and/or resolution thereof including the settlement of any matter without the consent of the Seller (so long as such settlement obtains for the Seller a complete release of future liability in connection with the subject matter); provided, however, that the Seller may, at its own expense, monitor any proceeding with the counsel of its choice without any right of control thereof. If the Purchaser elects to assume the defense and/or resolution of any Reserved Pre-Closing Environmental Liability or Post-Closing Environmental Liability, the Purchaser alone shall control all Remedial Action or other actions (including all communications with Governmental Authorities) undertaken pursuant to the indemnity in Section 8.03(e) or 8.03(f); provided, however, that such Remedial Action and other actions shall be conducted in a Lowest-Cost Commercially Reasonable Manner.

          (b) The Seller and the Purchaser shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, discharge or Remedial Action arising in connection with any claim in respect of which indemnity is sought, including, but not limited to, by providing the other party with reasonable access to: (1) employees and officers (including as witnesses); (2) other relevant information; and (3) facilities; provided that in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to such party's business or personnel. So long as the Purchaser is in good faith defending and/or resolving a Reserved Pre-Closing Environmental Liability or Post-Closing Environmental Liability under this Section, the Seller shall not compromise, settle or in any manner interfere with the defense or resolution of such Reserved Pre-Closing


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

Environmental Liability or Post-Closing Environmental Liability. If the Purchaser does not assume the defense and/or resolution of any such Reserved Pre-Closing Environmental Liability or Post-Closing Environmental Liability in accordance with the terms hereof, the Seller may defend and/or resolve such Reserved Pre-Closing Environmental Liability or Post-Closing Environmental Liability in a commercially reasonable manner, including settling claims or litigation (after giving prior written notice of the same to the Purchaser and obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed).

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser if any of the conditions set forth in Section
     7.02 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser;

          (b) by the Seller if any of the conditions set forth in Section 7.01 shall have become incapable of fulfillment, and shall not have been waived by the Seller;

          (c) by either the Purchaser or the Seller if the Closing shall not have occurred by June 30, 2006; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (d) by either the Purchaser or the Seller in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; or

          (e) by the mutual written consent of the parties hereto.

          SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.03(b) and Article X and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

          SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by


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this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          (a)  if to the Seller and Parent:

               NewPage Corporation
               Courthouse Plaza NE
               Dayton, OH 45463
               Facsimile: (937) 242-9459
               Attention: General Counsel

               with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY 10022
               Facsimile: (212) 756-2000
               Attention: Stuart D. Freedman

          (b)  if to the Purchaser:

               P. H. Glatfelter Company
               96 South George Street, Suite 500
               York, PA 17401
               Facsimile: (717) 846-2419
               Attention: General Counsel

               with a copy to:

               Shearman & Sterling LLP
               599 Lexington Avenue
               New York, NY 10022-6069
               Facsimile: (212) 848-7179
               Attention: Clare O'Brien

          SECTION 10.03. Public Announcements. The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint press release the text of which has been agreed to by Parent and the Purchaser. Thereafter, the parties hereto shall


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

consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other communication with any news media in respect of this Agreement or the transactions contemplated hereby, and shall not make any such press release prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

          SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 10.05. Entire Agreement. This Agreement, the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, Parent and the Purchaser with respect to the subject matter hereof and thereof.

          SECTION 10.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of the parties hereto) and any such assignment or attempted assignment without such consent shall be void; provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser upon notice to the Seller and Parent but without the consent of the Seller or Parent, so long as any such assignment (a) does not relieve the Purchaser of its obligations hereunder to the extent any such Affiliate does not satisfy its obligations hereunder and (b) is not likely to delay the Closing. If Parent sells all or substantially all of the assets of Parent, then Parent shall cause the purchaser of such assets to assume all of Parent's obligations under Article VIII hereof.

          SECTION 10.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 10.08.

          SECTION 10.08. Waiver. The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a


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waiver of any other term or condition of this Agreement. The failure of any of the parties hereto to assert any of their rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 10.09. Joint and Several Liability. Parent shall be jointly and severally liable with the Seller for all of the Seller's obligations under this Agreement.

          SECTION 10.10. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller or Parent, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

          SECTION 10.11. Specific Performance. Each of the Seller and Parent acknowledges and agrees that the Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Seller or Parent could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

          SECTION 10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

          SECTION 10.13. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto


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hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.13.

          SECTION 10.14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


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          IN WITNESS WHEREOF, each of the Seller, Parent and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        CHILLICOTHE PAPER INC.


                                        By: /s/ Matthew Jesch
                                            ------------------------------------
                                        Name: Matthew Jesch
                                        Title: Vice President and Chief
                                               Financial Officer


                                        NEWPAGE CORPORATION


                                        By: /s/ Matthew Jesch
                                            ------------------------------------
                                        Name: Matthew Jesch
                                        Title: Vice President and Chief
                                               Financial Officer


                                        P. H. GLATFELTER COMPANY


                                        By: /s/ George H. Glatfelter II
                                            ------------------------------------
                                        Name: George H. Glatfelter II
                                        Title: Chairman and Chief Executive
                                               Officer